                                                                    EXHIBIT 10.1

                       Highland Landmark III Office Lease


                                 by and between


    Opus/AEW Office Development Company, L.L.C., a Delaware limited liability company authorized to transact business in Illinois, Landlord

                                       and

    Vitria Technology, Inc., a California corporation authorized to transact business in Illinois, Tenant




                           Dated as of March 20, 2000

                                               Table of Contents

Glossary of Defined Terms                                                                                   1

Article 1   Base Rent; Other Amenities; Security Deposit                                                    2
      Section 1.1 Base Rent                                                                                 2
      Section 1.2 Parking                                                                                   3
      Section 1.3 Security Deposit                                                                          3

Article 2   Additional Rent                                                                                 3
      Section 2.1 Additional Rent                                                                           3
      Section 2.2 Definitions                                                                               4
      Section 2.3 Adjustment of Operating Expenses                                                          6
      Section 2.4 Estimated Real Estate Taxes and Operating Expenses for Initial Calendar Year              6
      Section 2.5 Estimated Real Estate Taxes and Operating Expenses for Subsequent Calendar Years          7
      Section 2.6 Payment of Additional Rent                                                                7
      Section 2.7 Re-estimate of Real Estate Taxes and Operating Expenses                                   7
      Section 2.8 Adjustment of Actual Real Estate Taxes and Operating Expenses                             7
      Section 2.9 Separately Metered Utilities                                                              8
      Section 2.10 Other Additional Rent                                                                    8

Article 3   Interest on Base and Additional Rent; Rent Independent                                          8
      Section 3.1 Interest on Past Due Obligations                                                          9
      Section 3.2 Rent Independent                                                                          9

Article 4   Construction of Base Building, Leasehold Improvements; Possession of Premises                   9
      Section 4.1 Plans for Construction of Base Building and Leasehold Improvements                        9
      Section 4.2 Allowances for Leasehold Improvements; Bidding for Subcontractors                        10
      Section 4.3 Change Orders                                                                            13
      Section 4.4 Force Majeure                                                                            13
      Section 4.5 Construction Guaranty; Substantial Completion                                            13
      Section 4.6 Repair and Maintenance                                                                   14
      Section 4.7 Delayed or Earlier Possession; Pre-Commencement Date Access                              14
      Section 4.8 Effect of Possession                                                                     16
      Section 4.9 Use                                                                                      17
      Section 4.10 Compliance with Environmental Laws                                                      17
      Section 4.11 Landlord's Environmental Covenants                                                      17

Article 5   Services                                                                                       17
      Section 5.1 Services Provided by Landlord                                                            18
      Section 5.2 Tenant's Utility Services                                                                19
      Section 5.3 Other Provisions Relating to Services                                                    19
      Section 5.4 Effects of Utilities                                                                     20


Article 6   Insurance                                                                                      20
      Section 6.1 Landlord's Casualty Insurance Obligations                                                20
      Section 6.2 Tenant's Casualty Insurance Obligations                                                  20
      Section 6.3 Landlord's Liability Insurance Obligations                                               21
      Section 6.4 Tenant's Liability Insurance Obligations                                                 21
      Section 6.5 Tenant's Indemnification of Landlord                                                     22
      Section 6.6 Tenant's Waiver                                                                          22
      Section 6.7 Landlord's Deductible and Tenant's Property                                              22
      Section 6.8 Tenant's Property                                                                        22
      Section 6.9 Increase in Insurance                                                                    22
      Section 6.10 Tenant's Failure to Insure                                                              23

Article 7   Certain Rights Reserved by Landlord                                                            23
      Section 7.1 Rights Reserved by Landlord                                                              23
      Section 7.2 Emergency Entry                                                                          24
      Section 7.3 Exhibition of Premises                                                                   24
      Section 7.4 Right of Landlord to Perform                                                             24
      Section 7.5 Substitution of Office Space                                                             24

Article 8   Alterations and Improvements                                                                   25
      Section 8.1 Procedures for Tenant's Improvements                                                     25
      Section 8.2 Freedom From Liens                                                                       26
      Section 8.3 Alterations a Part of the Premises                                                       26

Article 9   Repairs                                                                                        26
      Section 9.1 Tenant's Repair Obligations                                                              26
      Section 9.2 Landlord's Inspection                                                                    27
      Section 9.3 Joint Inspection Upon Vacation                                                           27

Article 10  Assignment and Subletting                                                                      28
      Section 10.1 General Prohibition; Recapture; Exceptions                                              28
               (a) General Prohibition                                                                     28
               (b) Recapture                                                                               28
               (c) Exceptions                                                                              28
      Section 10.2 Discharge of Commission                                                                 28
      Section 10.3 Right to Recapture Not Exercised                                                        29
      Section 10.4 Tenant's Profit Statement                                                               29
      Section 10.5 Tenant's Changes Deemed an Assignment                                                   29
      Section 10.6 Continuing Tenant Liability                                                             29
      Section 10.7 Void Transfers                                                                          29
      Section 10.8 Prohibited Transferees                                                                  29
      Section l0.9 Criteria for Withholding Consent                                                        30


Article 11  Damage by Fire or Other Casualty                                                               30
      Section 11.1 Tenantable Within 300 Days                                                              30
      Section 11.2 Not Tenantable Within 300 Days                                                          30
      Section 11.3 Office Complex Substantially Damaged                                                    31
      Section 11.4 Uninsured Casualty                                                                      31
      Section 11.5 Deductible Payments                                                                     31
      Section 11.6 Landlord's Repair Obligations                                                           31
      Section 11.7 Rent Apportionment                                                                      31

Article 12 Eminent Domain                                                                                  31
      Section 12.1 Tenant's Termination                                                                    31
      Section 12.2 Tenant's Participation                                                                  32

Article 13 Surrender of Premises                                                                           32
      Section 13.1 Surrender of Possession                                                                 32
      Section 13.2 Tenant Retaining Possession                                                             33

Article 14 Default of Tenant                                                                               33
      Section 14.1 Events of Default                                                                       33
      Section 14.2 Landlord's Remedies                                                                     34
      Section 14.3 Written Notice of Termination Required                                                  36
      Section 14.4 Remedies Cumulative; No Waiver                                                          37
      Section 14.5 Legal Costs                                                                             37
      Section 14.6 Waiver of Damages                                                                       37

Article 15 Subordination/Estoppel                                                                          37
      Section 15.1 Lease Subordinate                                                                       37
      Section 15.2 Attornment                                                                              38
      Section 15.3 Tenant's Notice of Default                                                              38
      Section 15.4 Estoppel Certificates                                                                   38

Article 16 Miscellaneous                                                                                   38
      Section 16.1 Time is of the Essence                                                                  39
      Section 16.2 Memorandum of Lease                                                                     39
      Section 16.3 Joint and Several Liability                                                             39
      Section 16.4 Broker                                                                                  39
      Section 16.5 Notices                                                                                 39
      Section 16.6 Landlord's Agent                                                                        40
      Section 16.7 Quiet Enjoyment                                                                         40
      Section 16.8 Successors and Assigns                                                                  40
      Section 16.9 Severability                                                                            40
      Section 16.10 No Abandonment or Waste                                                                40
      Section 16.11 Transfers by Landlord                                                                  40


      Section 16.12 Delivery of Documents and Information                                                  41
      Section 16.13 Headings                                                                               41
      Section 16.14 Written Agreement                                                                      4l
      Section 16.15 Modifications or Amendments                                                            41
      Section 16.16 Landlord Control                                                                       41
      Section 16.17 Utility Easements                                                                      41
      Section 16.18 Not Binding Until Properly Executed                                                    41
      Section 16.19 Building Rules and Regulations                                                         42
      Section 16.20 Compliance with Laws and Recorded Covenants                                            42
      Section 16.21 Obligations Survive Termination                                                        42
      Section 16.22 Tenant's Waiver                                                                        42
      Section 16.23 Tenant Authorization                                                                   43
      Section 16.24 No Partnership or Joint Venture                                                        43
      Section 16.25 Tenant's Obligation to Pay Miscellaneous Taxes                                         43
      Section 16.26 Prohibited Signs                                                                       43
      Section 16.27 Exhibits                                                                               43

Article 17 Option to Renew                                                                                 43
      Section 17.l Option to Renew                                                                         43
      Section 17.2 Renewal Term Election Procedure Value                                                   44
      Section 17.3 Determination of Fair Market Rental Value                                               44

Exhibits                                                                                                    1
      Exhibit A Legal Description of Property                                                               1
      Exhibit B Site Plan                                                                                   1
      Exhibit C Floor Plan                                                                                  1
      Exhibit D Milestone Dates                                                                             1
      Exhibit E Holidays                                                                                    1
      Exhibit F General Description of Janitorial Services                                                  1
      Exhibit G General Description of Building Standard                                                    1
      Exhibit H Form of Subordination, Non-Disturbance and Attornment Agreement                             1
      Exhibit I Building Rules and Regulations                                                              1


                            Glossary of Defined Terms

--------------------------------------------------------------------------------
                Defined Term                              Section of Definition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ADA                                     Section 4.1 (c)
--------------------------------------------------------------------------------
               Additional Rent                                 Section 2.1
--------------------------------------------------------------------------------
                Base Building                                Section 4.1(a)
--------------------------------------------------------------------------------
                  Base Rent                                    Section 1.1
--------------------------------------------------------------------------------
               BOMA Standards                                  Section 1.1
--------------------------------------------------------------------------------
                  Building                                      Recital A
--------------------------------------------------------------------------------
             Building Amenities                                 Recital A
--------------------------------------------------------------------------------
              Building Standard                                Section 8.1
--------------------------------------------------------------------------------
                Calendar Year                                Section 2.2(a)
--------------------------------------------------------------------------------
                Change Order                                   Section 4.3
--------------------------------------------------------------------------------
           Construction Allowance                            Section 4.2(b)
--------------------------------------------------------------------------------
             Construction Costs                              Section 4.2(d)
--------------------------------------------------------------------------------
                   Default                                    Section 14.1
--------------------------------------------------------------------------------
                 Deficiency                                  Section 14.2(a)
--------------------------------------------------------------------------------
     Delayed Scheduled Commencement Date                     Section 4.7(b)
--------------------------------------------------------------------------------
                    Deli                                        Recital A
--------------------------------------------------------------------------------
              Event of Default                                Section 14.1
--------------------------------------------------------------------------------
               Excused Delays                                  Section 4.4
--------------------------------------------------------------------------------
           Executive Parking Area                               Recital A
--------------------------------------------------------------------------------
          Fair Market Rental Value                            Section 17.3
--------------------------------------------------------------------------------
      Final Leasehold Improvement Plans                      Section 4.1(a)
--------------------------------------------------------------------------------
               Fitness Center                                   Recital A
--------------------------------------------------------------------------------
                Floor/Floors                                    Recital A
--------------------------------------------------------------------------------
                  Holidays                                     Section 5.1
--------------------------------------------------------------------------------
                 HVAC System                                 Section 2.2(c)
--------------------------------------------------------------------------------
               Independent CPA                               Section 2.8(a)
--------------------------------------------------------------------------------
                Initial Term                                 Granting Clause
--------------------------------------------------------------------------------
                Interest Rate                                  Section 3.1
--------------------------------------------------------------------------------
                  Landlord                               Introductory Paragraph
--------------------------------------------------------------------------------
                    Lease                                Introductory Paragraph
--------------------------------------------------------------------------------
           Lease Commencement Date                           Granting Clause
--------------------------------------------------------------------------------
                 Lease Year                                    Section 1.1
--------------------------------------------------------------------------------
  Leasehold Improvement General Contractor                   Section 4.1(a)
--------------------------------------------------------------------------------
           Leasehold Improvements                            Section 4.1(a)
--------------------------------------------------------------------------------
               Milestone Dates                               Section 4.7(f)
--------------------------------------------------------------------------------
                  Mortgagee                                   Section 15.3
--------------------------------------------------------------------------------
               Office Complex                                   Recital A
--------------------------------------------------------------------------------
                Office Space                                    Recital B
--------------------------------------------------------------------------------
             Operating Expenses                              Section 2.2(c)
--------------------------------------------------------------------------------
            Original Office Space                              Section 7.5
--------------------------------------------------------------------------------
                    Park                                        Recital A
--------------------------------------------------------------------------------
                Parking Area                                    Recital A
--------------------------------------------------------------------------------
              Parking Capacity                                  Recital A
--------------------------------------------------------------------------------
               Parking Garage                                   Recital A
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

     Pre-Lease Commencement Date Access                       Section 4.7(c)
--------------------------------------------------------------------------------
                  Premises                                       Recital B
--------------------------------------------------------------------------------
                  Property                                       Recital A
--------------------------------------------------------------------------------
              Real Estate Taxes                               Section 2.2(b)
--------------------------------------------------------------------------------
            Renewal Exercise Date                              Section 17.2
--------------------------------------------------------------------------------
                Renewal Term                                   Section 17.1
--------------------------------------------------------------------------------
                    Rent                                        Section 3.2
--------------------------------------------------------------------------------
                     RSF                                        Section 1.1
--------------------------------------------------------------------------------
         Scheduled Commencement Date                          Section 4.7(b)
--------------------------------------------------------------------------------
              Security Deposit                                  Section 1.3
--------------------------------------------------------------------------------
           Substitute Office Space                              Section 7.5
--------------------------------------------------------------------------------
            Substitution Election                               Section 7.5
--------------------------------------------------------------------------------
             Substitution Notice                                Section 7.5
--------------------------------------------------------------------------------
                   Tenant                                 Introductory Paragraph
--------------------------------------------------------------------------------
             Tenant's Architect                                  Recitals
--------------------------------------------------------------------------------
Tenant's Pro Rata Share of Operating Expenses                 Section 2.2(d)
--------------------------------------------------------------------------------
Tenant's Pro Rata Share of Real Estate Taxes                  Section 2.2(d)
--------------------------------------------------------------------------------
      Tenant's Renewal Election Notice                         Section 17.2
--------------------------------------------------------------------------------
       Tenant's Renewal Inquiry Notice                         Section 17.2
--------------------------------------------------------------------------------
                    Term                                      Granting Clause
--------------------------------------------------------------------------------
                    Work                                        Section 8.1
--------------------------------------------------------------------------------
                   Village                                       Recital A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       Highland Landmark III Office Lease

     This Highland Landmark III Office Lease ("Lease") is made and entered into as of the 20th day of March, 2000, by and between Opus/AEW Office Development Company, L.L.C., a Delaware limited liability, company authorized to transact business in Illinois ("Landlord"), and Vitria Technology, Inc., a California corporation authorized to transact business in Illinois ("Tenant").

                                    Recitals:

     A. Landlord is the fee title holder of that certain parcel of real estate containing approximately 8.773 acres, which parcel is located in the Highland Landmark Office Park ("Park") in the Village of Downers Grove, Illinois ("Village") and is legally described on Exhibit A attached hereto and made a part hereof (which parcel, including, without limitation, any and all easement areas appurtenant thereto, is hereinafter referred to as the "Property"). Landlord is constructing on the Property a nine (9)-story office building ("Building"). The first floor through the ninth floor of the Building are herein individually called a "Floor," and are herein collectively called "Floors." Landlord will also construct a six (6)-level parking facility appurtenant to the Building for approximately 980 vehicles ("Parking Garage"). In addition, at Landlord's sole option, Landlord may construct an on-grade parking area on the Property for approximately fifty-eight (58) vehicles ("Parking Area"). The Parking Garage and the Parking Area (if any) will together provide parking spaces for approximately 4.0 automobiles per 1,000 RSF (as such term is defined in Section 1.1 hereof) of office space in the Building ("Parking Capacity"). The Parking Garage will include a controlled-access executive area ("Executive Parking Area"). Other than in the Executive Parking Area or as otherwise provided herein, parking in the Parking Garage and in the Parking Area (if any) will be available on a first come, first serve basis. The Building and the Parking Garage will be constructed at the approximate location on the Property indicated on the site plan attached hereto and made a part hereof as Exhibit B. The Property, the Building, the Parking Garage, the Parking Area (if any), and any and all other improvements from time to time constructed on the Property in accordance with the provisions of this Lease, are collectively hereinafter referred to as the "Office Complex." The first Floor will contain various service areas for the benefit (albeit at a charge customers thereof) of all tenants of the Building, including, without limitation, a delicatessen with sit-down table service for breakfast and lunch ("Deli") and a fitness center ("Fitness Center") (together, "Building Amenities").

     B. In accordance with the terms, provisions and conditions of this Lease, Landlord desires to let to Tenant, and Tenant desires to lease and hire from Landlord, certain office space in the Building. Such office space will, for purposes of this Lease, consist of 5,096 RSF (as such term is defined in Section
1.1 hereof) on the fourth Floor (Suite 450), and is generally depicted on the floor plan attached hereto and made a part hereof as Exhibit C ("Office Space" or "Premises"). Landlord and Tenant acknowledge and agree that the aforesaid RSF of the Office Space is based on the plans dated February 25, 2000, prepared by Tenant's architect, Hahn, Lougee & Associates, Inc. (together with Tenant's engineers, if any and as applicable, as may be reasonably acceptable to Landlord, "Tenant's Architect").

     C. Tenant hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any and all encumbrances, covenants, conditions, restrictions and other matters of record and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

     LANDLORD HEREBY DEMISES AND LEASES THE PREMISES TO TENANT, TO HAVE AND TO HOLD THE SAME, without any liability or obligation on the part of Landlord to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for an initial term of five (5) years ("Initial Term"), commencing on the first (1st) day of June, 2000 (except as such date may be modified pursuant to the provisions of Article 4 hereof, such date is hereafter recurred to as the "Lease Commencement Date"), and ending on the thirty-first (31st) day of May, 2005, unless sooner terminated or unless extended, in each case in the manner provided hereinafter ("Term"), to be occupied and used by Tenant for general office purposes and related incidental uses (subject to Section 4.9 hereof), and for no other purpose, subject to the covenants and agreements hereinafter contained.

                                   Agreements:

     Now, therefore, for and in consideration of the foregoing Recitals (which are hereby made a part of this Lease), the Exhibits attached hereto or to be attached hereto, and the covenants and agreements hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                                    ARTICLE 1
                  BASE RENT; OTHER AMENITIES; SECURITY DEPOSIT

     Section 1.1 Base Rent. In consideration of the leasing aforesaid, and subject to the terms, provisions and conditions of this Lease, Tenant agrees to pay to Landlord, c/o Opus North Management Corporation, Suite 900, 9700 Higgins Road, Rosemont, Illinois 60018-4713, or at such other place as Landlord from time to time may designate in writing, an annual base rental during each twelve
(12)-month period during the Term, beginning on the Lease Commencement Date ("Lease Year"), based on the rentable square footage ("RSF") of the Premises, as determined in accordance with the methods of measuring rentable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association International ("BOMA Standards"). The RSF of the Office Space will be that set forth in Recital B hereof.

     Tenant will pay to Landlord an annual base rental for the Office Space during each Lease Year, based on the RSF thereof, as follows:

--------------------------------------------------------------------------------
 Lease Year    Annual Base Rental Rate    Annual Base Rent    Monthly Base Rent
               per RSF of Office Space
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     1                 $18.00               $ 91,728.00           $7,644.00
--------------------------------------------------------------------------------
     2                 $18.54               $ 94,479.84           $7,873.32
--------------------------------------------------------------------------------
     3                 $19.10               $ 97,333.60           $8,111.13
--------------------------------------------------------------------------------
     4                 $19.67               $100,238.32           $8,353.19
--------------------------------------------------------------------------------
     5                 $20.56               $103,244.96           $8,603.75
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The aforesaid annual rental amounts are sometimes hereinafter referred to as the "Base Rent," and will be payable monthly, in advance, in equal monthly installments, commencing on the first day of the Term (except as provided in this Section 1.1) and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Term. If the Term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the Term or the last month of the Term, as the case may be, will be prorated based upon the ratio that the number of days in the Term within such month bears to the total number of days in such month.

     Section 1.2 Parking. Subject to this Section 1.2(a), during the entire Term, Tenant will lease one (1) reserved parking space in the Executive Parking Area for the exclusive use of Tenant, and its employees, licensees and invitees. There will be no charge for such reserved space during the first Lease Year. Beginning on the first day of the second Lease Year, Tenant will pay to Landlord a monthly gross rental charge for such reserved parking space in the amount of Sixty-Two and 50/100ths Dollars ($62.50) (such monthly charge to be increased each Lease Year thereafter by Two and 50/100ths Dollars ($2.50) per month). Tenant will pay such gross rental to Landlord, in advance, in monthly installments together with the payment of Base Rent hereunder. Such reserved parking space will not be included as a part of the Office Space for purposes of the determination of Tenant's Pro Rata Share of Real Estate Taxes (as such term is defined in Section 2.2(d) hereof) or Tenant's Pro Rata Share of Operating Expenses (as such term is defined in Section 2.2(d) hereof) hereunder. Subject to this Section 1.2(a), other than in the Executive Parking Area, parking in the Parking Garage and in the Parking Area (if any) will be available on a first come, first serve basis. Landlord reserves the right to designate areas of the Parking Garage and the Parking Area (if any) where Tenant, and its agents, employees, licensees and invitees, will park, and may exclude Tenant, and its agents, employees, licensees and invitees, from parking in other areas as designated by Landlord; provided, however, that Landlord will not be liable to Tenant for the failure of any tenant, or its employees, agents, licensees and invitees, to abide by Landlord's designations or restrictions. Tenant, and its employees, licensees and invitees, will not be permitted to use more spaces in the Parking Garage (including, without limitation, the aforesaid spaces in the Executive Parking Area) or the Parking Area (if any) than those attributable to the Premises pursuant to the Parking Capacity, and the use of all parking spaces in the Parking Garage and the Parking Area (if any) will be subject to such reasonable roles and regulations as Landlord may from time to time institute. Anything in this Lease to the contrary notwithstanding, but without decreasing the Parking Capacity available to Tenant hereunder, Landlord may reserve parking spaces in the Parking Area in a location from time to time designated by Landlord, for the exclusive use of visitors to the Building and other tenants in the Building (and their respective employees, licensees and invitees).

     Section 1.3 Security Deposit. Contemporaneously with the execution hereof, Tenant will pay to Landlord the sum of Twenty-One Thousand and 00/100ths Dollars ($21,000.00) ("Security Deposit"). The Security Deposit will be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. It is expressly understood that the Security Deposit will not be considered an advance payment of Base Rent or Additional Rent (as such term is defined in Section 2.1 hereof), or a measure of Landlord's damages in case of an Event of Default. Upon the occurrence of an Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Base Rent, Additional Rent, or any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant will pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided there exists no Event of Default hereunder, Landlord will return to Tenant any remaining balance of the Security Deposit upon the expiration or earlier termination of this Lease. Landlord may assign the Security Deposit to the transferee and thereafter will have no further liability for the return of the Security Deposit.

                                    ARTICLE 2
                                 ADDITIONAL RENT

     Section 2.1 Additional Rent. In addition to the Base Rent payable by Tenant under the provisions of Article 1 hereof, Tenant will pay to Landlord "Additional Rent" as hereinafter provided in this Article 2. All sums under this Article and all other sums and charges required to be paid by Tenant under the Lease (except Base Rent), however denoted, will be deemed to be "Additional Rent." If any such amounts or charges are not paid at the time provided in the Lease, they will nevertheless be collectible as Additional Rent with the next installment of Base Rent falling due.

     Section 2.2 Definitions. For the purposes of this Article 2, the parties hereto agree upon the following definitions:

     (a) "Calendar Year" will mean each of those calendar years commencing with and including the year during which the Term commences, and ending with the calendar year during which the Term (including any extensions or renewals) terminates.

     (b) "Real Estate Taxes" will mean and include all personal property taxes of Landlord relating to Landlord's personal property, located in the Office Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon, relating to the Property and Office Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Landlord or all or any part of the Office Complex as a result of Landlord's ownership of the Property or Office Complex, and payable during the respective Calendar Year. It will not include any net income tax, gift tax, estate tax, franchise tax, capital stock tax, conveyance or transfer tax, or inheritance tax, so long as none of the same is in lieu of real estate taxes. Further, "Real Estate Taxes" will include, without limitation, Real Estate Taxes attributable to the entire first Floor, regardless of the fact that no "Real Estate Taxes" will be allocable (for purposes of the payment of a portion thereof) to the Building Amenities located on the first Floor.

     (c) "Operating Expenses" will mean and include, except as otherwise provided in this Section 2.2(c), all expenses incurred with respect to the maintenance and operation of the Property and Office Complex as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, without limitation, Park assessments, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting, window washing, janitorial services, trash and rubbish removal, wages payable to employees of Landlord whose duties are connected with the operation and maintenance of the Property and Office Complex (but only for the portion of their time allocable to work related to the Property or the Office Complex), all expenses incurred and costs associated with the operation and maintenance of the Building Amenities (including, without limitation, the cost of repair or replacement of the kitchen equipment in the Deli, the cost of repair or replacement of any fixtures, exercise machines or any other equipment in the Fitness Center, and the cost of repair or replacement of any other equipment used in connection with the Deli, the Fitness Center or any other Building Amenities, the costs of providing utilities, cleaning and any other building services to the Building Amenities, and the costs incurred for the payment of any third party fees in connection with the operation and maintenance of any of the Building Amenities), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and Office Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and Office Complex, all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on Landlord, or its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property and the Office Complex, reasonable attorneys' fees and costs in connection with any appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex and not specifically set forth herein, including, without limitation, reasonable management fees and the costs of a building office at the Office Complex. The term "Operating Expenses" will also include the pro rata share allocable to the Office Complex of those expenses incurred by Landlord in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Landlord or the Office Complex is from time to time subject in connection with the operation of the Office Complex. The term "Operating Expenses" will also include all expenses incurred in connection with the maintenance, repair and operation of the heating, ventilating and cooling systems servicing the Building, exclusive of such systems which service only a particular tenant's space in the Building ("HVAC System"), as such expenses are determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed. Such expenses will include, without limitation, supplies in connection with the operation of the HVAC System (such as chemicals, filters, belts and the like), electricity separately metered to the operation of the HVAC System, and labor and materials related to the operation of the HVAC System.

          Subject to this Section 2.2(c), the term "Operating Expenses will not include the following:

          (i) any capital improvements to the premises of any other tenant in the Building or any other portion of the Office Complex (including, without, limitation, the HVAC System), other than as described in clause (iv) below;

          (ii) expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, or legal expenses incident to enforcement by Landlord of the terms of any lease;

          (iii) interest or principal payments on any mortgage or other indebtedness of Landlord;

          (iv) depreciation allowance or expense, provided, however, that in the event Landlord installs equipment in or makes improvements or alteration to the Office Complex (including, without limitation, the HVAC System) which are for the purpose of reducing energy costs, maintenance costs or any other Operating Expenses, or which are required under any governmental laws, regulations or ordinances which were not required on the date of this Lease, Landlord may include in the Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight-line basis;

          (v) costs of operating the Deli and the Fitness Center, to the extent (if any) that such costs are offset by any net income received by Landlord from the operation of the Deli and the Fitness Center (i.e., any net income received by Landlord from the operation of the Deli and the Fitness Center will be used to offset Operating Expenses);

          (vi) costs of repairs or other work occasioned by fire, earthquake, windstorm or other casualty, to the extent that Landlord has been reimbursed by insurance companies therefor;

          (vii) subject to Section 4.11 hereof, costs in excess of Two Thousand Five Hundred and 00/100ths Dollars ($2,500.00) per Calendar Year, for the remediation of any hazardous substances or materials not caused by Tenant;

          (viii) costs of any work performed, to the extent that Landlord has received compensation from any authorities in connection with an eminent domain proceeding;

          (ix) costs of providing construction warranty services with respect to the Building or with respect to tenant improvements provided to Tenant; and

          (x) unless caused by Tenant, fines or penalties incurred due to violations by Landlord of any applicable law, statute, ordinance, rule or regulation with respect to the operation of the Building or due to breach of any lease by Landlord.

     (d) "Tenant's Pro Rata Share of Real Estate Taxes" and "Tenant's Pro Rata Share of Operating Expenses" will each mean that portion of the Real Estate Taxes or Operating Expenses, respectively, which is equal to the percentage figure determined by dividing the RSF of the Office Space by the RSF of all of the leaseable office span in the Building. As of the date of this Lease, Tenant's Pro Rata Share of Real Estate Taxes and Tenant's Pro Rata Share of Operating Expenses will each be 1.936%

     Section 2.3 Adjustment of Operating Expenses. Notwithstanding anything to the contrary set forth above, it is agreed that in the event the Building is not fully occupied during any Calendar Year, a reasonable and equitable adjustment will be made by Landlord in computing that portion of the Operating Expenses for such year which vary on the basis of the proportion of the Building which is occupied from time to time, so that such portion of the Operating Expenses will be adjusted to the amount that would have been incurred had the Building been fully occupied during such Calendar Year.

     Section 2.4 Estimated Real Estate Taxes and Operating Expenses for Initial Calendar Year. As to the Calendar Year during which the Term commences, Landlord will estimate the amount of Tenant's Pro Rata Share of Real Estate Taxes and the amount of Tenant's Pro Rata Share of Operating Expenses (based upon the estimated number of months of the Term within such initial Calendar Year), and will notify Tenant thereof, in writing.

     Section 2.5 Estimated Real Estate Taxes and Operating Expenses for Subsequent Calendar Years, Subject to Section 2.2(c) hereof, as to each Calendar Year after the initial Calendar Year, Landlord will estimate for each such Calendar Year (a) the total amount of the Real Estate Taxes; (b) the total amount of the Operating Expenses; (c) Tenant's Pro Rata Share of Real Estate Taxes; (d) Tenant's Pro Rata Share of Operating Expenses; and (e) the computation of the annual and monthly Additional Rent payable during such Calendar Year as a result of increases or decreases in Tenant's Pro Rata Share of Real Estate Taxes and Tenant's Pro Rata Share of Operating Expenses. Such estimate will be in writing and will be delivered to Tenant at the Premises.

     Section 2.6 Payment of Additional Rent. Tenant will pay, as Additional Rent, the respective amounts of Tenant's Pro Rata Share of Real Estate Taxes and Tenant's Pro Rata Share of Operating Expenses for each Calendar Year, as estimated by Landlord hereunder, in equal monthly installments, in advance, on the first day of each month during each applicable Calendar Year. In the event that such estimate is delivered to Tenant after the first day of January of the applicable Calendar Year, then the last estimate for the prior Calendar Year will remain in effect until the estimate for the applicable Calendar Year has been delivered to Tenant. Such newly estimated amount will thereafter be payable as Additional Rent hereunder, in equal monthly installments, in advance, on the first day of each month over the balance of such Calendar Year, with the number of installments being equal to the number of full calendar months remaining in such Calendar Year.

     Section 2.7 Re-estimates of Real Estate Taxes and Operating Expense. Subject To Section 2.2(c) hereof, from time to time during any applicable Calendar Year, Landlord may re-estimate the amount of Real Estate Taxes and Operating Expenses and Tenant's Pro Rata Share thereof, in such event Landlord will notify Tenant, in writing, of such re-estimate in the manner above set forth and fix monthly installments for the then-remaining balance of such Calendar Year in an amount sufficient to pay the re-estimated amount over the balance of such Calendar Year, after giving credit for payments made by Tenant on she previous estimate.

     Section 2.8 Adjustment of Actual Real Estate Taxes and Operating Expenses. Upon completion of each Calendar Year, Landlord will cause its accountants to determine the actual amount of Real Estate Taxes and Operating Expenses for such Calendar Year and Tenant's Pro Rata Share thereof, and will deliver a written certification of the amounts thereof to Tenant after the end of each Calendar Year. If Tenant has paid less than its Pro Rata Share of Real Estate Taxes or less than its Pro Rata Share of Operating Expenses for any Calendar Year, Tenant will pay the balance of its Pro Rata Share of the same within ten (10) days after receipt of such statement. If Tenant has paid more than its Pro Rata Share of Real Estate Taxes or more than its Pro Rata Share of Operating Expenses for any Calendar Year, Landlord will, at Tenant's option, either (a) refund such excess, or (b) credit such excess against the most current monthly installment or installments due Landlord for its estimate of Tenant's Pro Rata Share of Real Estate Taxes or Tenant's Pro Rata Share of Operating Expenses for the next following Calendar Year. A pro rata adjustment will be made for a fractional Calendar Year occurring during the Term or any renewal or extension thereof based upon the number of days of the Term during such Calendar Year as compared to three hundred sixty-five (365) days, and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Article 2 will be adjusted accordingly.

     Upon reasonable advance written notice, and during normal business hours, Tenant and its employees, agents and representatives will have the right, at the Premises or at the office of Landlord or the managing agent, to inspect and review Landlord's books and records with respect to (and only with respect to) Real Estate Taxes and Operating Expenses; provided, however, that any such review will be completed in not more Than sixty (60) days after the date on which Landlord has submitted its statement as provided in this Section 2.8. If Tenant believes that any error exists in Landlord's calculation of Real Estate Taxes or Operating Expenses, Tenant will notify Landlord thereof (giving reasonable detail of the basis for Tenant's belief) within ten (10) days after the completion of such review. Then, if within twenty (20) days after the delivery of such notification, Landlord and Tenant are not able to agree on the amount of the Real Estate Taxes or Operating Expenses, such disagreement will be resolved in accordance with this Section 2.8. Within five (5) days after Landlord's and Tenant's failure to reach agreement as aforesaid, then Landlord and Tenant will agree on an independent certified public accountant (the compensation of whom will not be incentive-based or otherwise dependent, in whole or in part, on the discovery of errors in the computation of the Real Estate Taxes or the Operating Expenses) to be designated to resolve such disagreement ("Independent CPA"). If Landlord and Tenant are unable to agree on the Independent CPA to be designated, then within five (5) days after the expiration of the aforesaid initial five (5)-day period, each of Landlord and Tenant will designate an independent certified public accountant (the compensation of whom will not be incentive-based or otherwise dependent, in whole or in part, on the discovery of errors in the computation of the Real Estate Taxes or the Operating Expenses), which designation will be set forth in a written notice given to the other. Within five (5) days thereafter, such two (2) independent certified public accountants will designate a third independent certified public accountant (subject to the aforesaid requirements as to compensation) who will act as the Independent CPA hereunder. Within thirty
(30) days after his or her designation, the Independent CPA will determine the amount of the Real Estate Taxes and Operating Expenses for the Calendar Year in question, which determination will be made in accordance with the terms, provisions and conditions of this Lease and will be final and binding on both Landlord and Tenant. Landlord and Tenant will make any necessary adjusting payments to each other within thirty (30) days after the Real Estate Taxes and Operating Expenses have been determined in accordance with the foregoing applicable provisions. The costs of the aforesaid review (including, without limitation, the costs of the Independent CPA and the costs of the other two independent certified public accountants, if applicable) will be borne entirely by Tenant if the results thereof reveal an error of less than five percent (5%) in either the Real Estate Taxes or the Operating Expenses. The costs of the aforesaid review (including, without limitation, the costs of the Independent CPA and the costs of the other two independent certified public accountants, if applicable) will be borne entirely by Landlord if the results thereof reveal an error which is equal to or greater than five percent (5%) in both the Real Estate Taxes and the Operating Expenses.

     Section 2.9 Separately Metered Utilities. Electrical service will be separately metered to the Office Space and charged directly to Tenant. Tenant will pay any and all such charges when due, and prior to the attachment of any lien or other collection action being taken by the utility providing such service. Such payments will constitute Additional Rent hereunder; provided, however, that the parties acknowledge and agree that such payments will not be due and payable to Landlord, unless Tenant defaults in its payment obligations to the appropriate utilities and, after notice and an opportunity for Tenant to cure as provided herein, Landlord makes such payment itself. The cost of installing such separate metering will be included among the Construction Costs (as such term is defined in Section 4.2(d) hereof).

     Section 2.10 Other Additional Rent. Tenant will pay, also as Additional Rent, all other sums and charges required to be paid by Tenant under this Lease, and any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United Sags of America or the state in which the Office Complex is located or any political subdivision thereof, against Landlord in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease; provided, however, that Tenant will have no obligation to pay net income taxes of Landlord.

                                    ARTICLE 3
             INTEREST ON BASE AND ADDITIONAL RENT; RENT INDEPENDENT

     Section 3.1 Interest on Past Due Obligations. Any installment of Base Rent, Additional Rent, or other charges to be paid by Tenant accruing under the provisions of this Lease which will not be paid when due, will bear interest at a per annum rate equal to two (2) percentage points in excess of the "prime rate" of interest then charged by Harris Trust and Savings Bank, Chicago, Illinois (or, if it is not then in existence, its successor, or if neither is then in existence, another reasonably comparable bank), from the date when the same is due until the same will be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate will be reduced to the highest rate allowed by law under the circumstances ("Interest Rate").

     Section 3.2 Rent Independent. Tenant's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained. Nothing herein contained will be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Base Rent and Additional Rent are sometimes collectively referred to as "Rent." Rent will be payable without deduction, offset, prior notice or demand, in lawful money of the United States.

                                    ARTICLE 4
  CONSTRUCTION OF BASE BUILDING, LEASEHOLD IMPROVEMENTS; POSSESSION OF PREMISES

     Section 4.1 Plans for Construction of Building and Leasehold Improvements.

     (a) Prior to the Lease Commencement Date (but in the case of the Building Amenities, on or about the Lease Commencement Date), Landlord, or its general contractor ("Leasehold Improvement General Contractor"), and its subcontractors and sub-subcontractors, (i) will construct the base building portion of the Building, including, without limitation, the Parking Garage and sitework and landscaping, and the Building Amenities, but exclusive of any and all improvements of or for other occupants of the Building and also exclusive of any corridor-related improvements which are located in the Office Space or on the Office Space side of a common corridor, all such corridor-related improvements being part of the Leasehold Improvements hereunder ("Base Building"); and (ii) will, at Tenant's sole cost and expense (subject to Section 4.2 hereof), fit up the Office Space with the "Leasehold Improvements" in substantial accordance with the construction plans therefor (including, without limitation, all required mechanical, electrical, plumbing, fire/life safety and other architectural and engineering drawings) to be prepared by Tenant's Architect, subject to Landlord's reasonable approval thereof ("Final Leasehold Improvement Plans"). Anything in this Lease to the contrary notwithstanding, (i) Landlord will have a reasonable period of time after the Lease Commencement Date to complete, among other things, any surface coat paving and landscaping of exterior areas which cannot reasonably be completed by the Lease Commencement Date due to Excused Delays (as such term is defined in Section 4.4 hereof); and
(ii) Landlord will have no obligation to Tenant with respect to (A) the completion (or the time thereof) of tenant improvements or finishes for tenant spaces within the Building other than the Premises, or (B) the completion of components of the Building or the Office Complex which (1) do not materially affect the structure or function of the Building or the Office Complex, or the systems or components thereof, (2) are not within or do not directly serve the Premises, and (3) do not unreasonably adversely affect the appearance or aesthetics of the Building or the Office Complex, either from the exterior thereof or from any of the common areas thereof.

     (b) Tenant acknowledges that it will be required (i) to cause the Final Leasehold Improvement Plans to be prepared and completed in a timely manner by Tenant's Architect, subject to Landlord's reasonable approval thereof, which approval will in turn be subject to all applicable governmental requirements and applicable law, and (ii) to make certain color and other selections for or with respect to the Leasehold Improvements. Anything in this Lease to the contrary notwithstanding, Tenant will provide Landlord with the Final Leasehold Improvement Plans and with any and all required color and other selections no later than March 15, 2000. In those cases where Landlord's reasonable approval is required under this Section 4.1(b), if Landlord fails to disapprove any of the Final Leasehold Improvement Plans within ten (10) business days after their delivery, such Final Leasehold Improvement Plans, as delivered, will be deemed to have been approved. However, if any Final Leasehold Improvement Plans are disapproved within such ten (10)-business day period,

Landlord will notify Tenant thereof, in writing, within such ten (10)-business day period, detailing with reasonable specificity that portion or element which has been disapproved and the reasons for such disapproval. Thereafter, in each instance of further resubmission of the Final Leasehold Improvement Plans, Landlord will have three (3) business days to approve or disapprove, and Tenant will have five (5) business days within which to revise and resubmit the disapproved Final Leasehold Improvement Plans for Landlord's approval or disapproval, as aforesaid. Such five (5)-business day and three (3)-business day sequence of resubmission and approval or disapproval will continue until such time as the Final Leasehold Improvement Plans have been approved by Landlord, and, when so approved, representatives of Landlord and Tenant will affix their respective signatures or initials to each page comprising the approved Final Leasehold Improvement Plans.

     (c) Landlord will furnish (i) at Landlord's sole cost and expense, all of the material, labor and equipment for the construction on the Property of the Base Building, and (ii) at Tenant's sole cost and expense (subject to Section
4.2 hereof), all of the material, labor and equipment for the construction of the Leasehold Improvements therein as specified in the Final Leasehold Improvement Plans. Such construction will be effected in a good and workmanlike manner in substantial accordance with the Final Leasehold Improvement Plans. Subject to this Section 4.1(c), Landlord will complete, or cause the completion of, the construction thereof (other than with respect to Tenant's use thereof and other than with respect to the design of the Leasehold Improvements, which compliance will be the responsibility of Tenant, either itself or through Tenant's Architect), in substantial accordance with all building and zoning laws (other than with respect to Tenant's use thereof, which compliance will be Tenant's responsibility) of the place in which the Property is situated, all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Property is situated, or any other body exercising similar functions, in all cases as the same are in effect and enforced by the governmental or other bodies having jurisdiction over such matters as of the date on which the initial building permits therefor are issued by the appropriate governmental authorities. Among other things, Landlord will be responsible for the full compliance of the Base Building (but not the Leasehold Improvements) with the accessibility requirements of Title III of the applicable provisions of the Americans with Disabilities Act of 1990 ("ADA"), as the same are in effect and enforced by governmental or other bodies having jurisdiction over such matters as of the date on which the initial building permits therefor are issued by the appropriate governmental authorities. All compliance with ADA, and all compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Property is situated, or any other body exercising similar functions, in all cases as the same are from time to time in effect and enforced by the governmental or other bodies having jurisdiction over such matters, in each case as they relate to the Leasehold Improvements and any Work (as such term is defined in Section 8.1 hereof) will be the sole responsibility of Tenant and Tenant's Architect.

     Section 4.2 Allowances for Leasehold Improvements; Bidding for Subcontractors.

     (a) Although Tenant will be solely responsible for all costs and expenses in connection with the construction of the Leasehold Improvements, with respect to the planning, design (including, without limitation, all mechanical, electrical, plumbing, fire/life safety and other architectural and engineering drawings, all of which will be the responsibility of Tenant) and construction of the Leasehold Improvements, Tenant will be entitled to an allowance equal to the sum of Thirty-Three and 10/100ths Dollars ($33.10) per RSF of the Office Space. Landlord, the Leasehold Improvement General Contractor, and their respective subcontractors and sub-subcontractors, and not any third parties, will perform the construction of the Leasehold Improvements, albeit at Tenant's sole cost and expense as provided herein. Anything in this Lease to the contrary notwithstanding, Tenant will be required to expend not less than Thirty-Two and 00/100ths

Dollars ($32.00) per RSF of the Office Space in (as such term is defined in Section 4.2(d) hereof) in connection with the construction of the Leasehold Improvements.

     (b) The aggregate allowance with regard to the planning, design and construction of the Leasehold Improvements, as set forth in Section 4.1(a) hereof, is hereinafter referred to as the "Construction Allowance."

     (c) During the construction of the Leasehold Improvements, Landlord, or the Leasehold Improvement General Contractor, will periodically provide Tenant with updated projections of the Construction Costs, as compared with the Construction Allowance. In the event that such projected Construction Costs exceed the Construction Allowance, then during the balance of the period of construction of the Leasehold Improvements, Tenant will pay the entire amount of such excess to Landlord, on a progress pay basis, within ten (10) days after Landlord's invoice to Tenant therefor. As soon as practicable following the Lease Commencement Date, Landlord (i) will determine the actual Construction Costs, (ii) will reconcile such actual Construction Costs with the Construction Allowance and the foregoing payments (if any) theretofore made by Tenant, and (iii) will notify Tenant, in writing, of such determination and reconciliation. In the event that such reconciliation shows that the sum of the Construction Allowance plus any progress payments theretofore made by Tenant exceeds the Construction Costs, then the excess (up to a maximum of the progress payments theretofore made) will be credited against the Base Rent payments due hereunder from and after the Lease Commencement Date (beginning with the first Base Rent payment due after Landlord's delivery of the aforesaid reconciliation notification), until the full amount of such excess has been so applied. In the alternative, at Landlord's sole election, Landlord will pay the full amount of such excess to Tenant within thirty (30) days after Landlord's delivery of the aforesaid reconciliation notification. On the other hand, in the event that such reconciliation shows that the Construction Costs exceed the sum of the Construction Allowance plus any progress payments theretofore made by Tenant, then Tenant will pay the full amount of such excess to Landlord within thirty
(30) days after Landlord's delivery of the aforesaid reconciliation notification.

     (d) For purposes of this Lease, the "Construction Costs" will be equal to the sum of (i) all actual so-called "hard" costs of constructing the Leasehold Improvements, including, without limitation, (A) all costs of cabling (if any) performed by or on behalf of Landlord or the Leasehold Improvement General Contractor, (B) all costs in connection with the installation of the metering or sub-metering of electrical service under Section 2.9 hereof incurred in connection with such construction, (C) the cost of all materials, labor, equipment, hoisting, insurance, taxes and permits (all of which will be documented and verifiable); (ii) the cost of any Change Orders; (iii) all actual so-called "soft" costs in connection with the construction of the Leasehold Improvements, including, without limitation, all architect's, engineer's and design fees, and all other consulting fees (including, without limitation, out-of-pocket expenses incurred in connection with the review and approval of Tenant's plans and drawings for the Leasehold Improvements, up to a maximum of Two Thousand Five and 00/100ths Dollars ($2,500.00)); (iv) the cost of all general conditions; and (v) the fee charged by the Leasehold Improvement General Contractor, which fee will be included in its competitively bid "lump sum" price (as provided in Section 4.2(e) hereof), which fee will be in lieu of overhead and profit, any construction management fees, and any other overhead, profit or other fees to Landlord or the Leasehold Improvement General Contractor. All of the aforesaid actual costs will also include, without limitation, the aggregate of all interest costs actually incurred by Landlord arising in connection with any resultant delays (to the extent that such delays result from acts or omissions of Tenant or from Change Orders requested by Tenant) and any and all enforceable payment obligations under those contracts or modifications to contracts entered into by Landlord or its subcontractors, which are necessary to effectuate the work or the specific Change Order.

     (e) Landlord will solicit bids from potential Leasehold Improvement General Contractors for the furnishing of labor or materials for the Leasehold Improvements, on a "lump sum" basis, in accordance with the following procedure:

     (i) A potential bidder's list of at least three (3) approved pre-qualified bidders will be developed jointly by Landlord and Tenant, acting reasonably. Such list will be determined based on each bidder's qualifications, past experience on similar types of projects, availability to do the work, financial strength, bondability and previous history of work with Landlord or Tenant.

    (ii) Landlord will provide a copy of each bid solicitation to Tenant's Architect before such bid solicitation is issued. Within forty-eight
            (48) hours (excluding Saturdays, Sunday and Holidays (as such term is defined in Section 5.1 hereof)) after the delivery of such bid solicitation, Tenant will cause Tenant's Architect to provide any comments thereon to Landlord, in writing; provided, however, that Landlord will not be obligated to incorporate any such comments into the bid solicitation, unless necessary in order to comply with the provisions of this Section 4.2(e). If Tenant's Architect fails to provide comment to Landlord within the aforesaid forty-eight (48)- hour period, then it will be conclusively presumed that Tenant's Architect has no comments.

     (iii) Upon receipt of each of the bids, such bids will be opened and reviewed by Landlord for, among other things, completeness, compliance with the bid request, a "dollars versus budget" comparison, and the ability of the bidder to complete its commitment.

     (iv) After the review of the bids, Landlord will prepare a bid summary and its recommendation for award, and will present the same to Tenant's Architect for its approval. Within forty-eight (48) hours (excluding Saturdays, Sunday and Holidays) after the presentation of the aforesaid bid summary to Tenant's Architect, Tenant will cause Tenant's Architect to approve or disapprove such recommendation, which approval or disapproval rights will not be unreasonably exercised. If Tenant's Architect fails to approve or disapprove such recommendation within the aforesaid forty-eight (48)-hour period, then it will be conclusively presumed that Tenant's Architect has given its approval thereto. After the general contract has been awarded to the selected Leasehold Improvement General Contractor, such Leasehold Improvement General Contractor will prepare and submit to Tenant, or Tenant's Architect, a schedule of values.

     (v) Tenant reserves the right, if justified by good faith reasons, to select any bid regardless of the cost thereof; provided, however, that Tenant will remain responsible for all Construction Costs in excess of the Construction Allowance, as provided in Section 4.2(c) hereof; and provided further, however, that Landlord will not be required to accept any bid which is unacceptable to it or to do business with any contractor to whom Landlord has a reasonable objection. Tenant will be responsible for any delays necessitated by rebidding or delays in bid opening required by Tenant.

     Section 4.3 Change Orders. With respect to the Leasehold Improvements (but not the Base Building), Tenant may order changes in the work consisting of additions or deletions to, or other revisions in, the Final Leasehold Improvement Plans, so long as the same are reasonably acceptable to Landlord. Any such change in work which has been authorized by a written change order (which will be executed as hereinafter provided) is herein sometimes referred to as a "Change Order." Anything in this Lease to the contrary notwithstanding, Landlord will not be responsible or liable hereunder for any delay in the construction of the Leasehold Improvements, or any additional costs with respect thereto. To the extent that such delay or additional costs result from a Change Order, and no Change Order will be effected if it is not permitted by applicable building and zoning regulations, as the same are then interpreted and enforced by the appropriate authorities having jurisdiction thereof.

     A Change Order is a written order prepared by or on behalf of Landlord or its general contractor and signed by Tenant, stating in detail the change in the work, and, if appropriate, the increase or decrease to the scope of work of the Leasehold Improvements, and any change in the scheduled date for the substantial completion thereof or any change in the cost thereof (which cost will be consistent with the method of determining the Construction Costs hereunder) resulting from such Change Order.

     Section 4.4 Force Majeure. Landlord (a) will proceed diligently with the construction of the Base Building and the Leasehold Improvements, and (b) will substantially complete and deliver possession of the Premises to Tenant on or about June 1, 2000; provided, however, that if delay is caused or contributed to by act of Tenant, or those acting for or under Tenant, or by labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or non-action of public utilities, or of local, state or federal governments affecting the work, or other causes beyond Landlord's reasonable control (together, "Excused Delays"), then the time of completion of such construction and delivery of possession will be extended for the additional time caused thereby. Further, Tenant will be solely responsible for all costs and expenses resulting from any delay caused or contributed to by any act or neglect of Tenant, or those acting for or under Tenant.

     Section 4.5 Construction Guaranty; Substantial Completion. Landlord guarantees the Base Building and the Leasehold Improvements, against defective workmanship and/or materials for a period of one (1) year from the date of substantial completion thereof. Landlord agrees, at its solo cost and expense, to repair or replace any defective item occasioned by poor workmanship and/or materials during such one (l)-year period. Performance of such one (1)-year guaranty will be the sole and exclusive obligation of Landlord with respect to defective workmanship and/or materials, and Tenant's rights to enforce such one
(1)-year guaranty will be Tenant's sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law. From and after the expiration of the aforesaid one
(l)-year guaranty of Landlord against defective workmanship and materials, Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any express warranties or guaranties of workmanship or materials given by subcontractors or materialmen that guarantee or warrant against defective workmanship or materials for a period of time in excess of the one-year period described above, and to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any service contracts that provide service, repair or maintenance to any item incorporated in the Premises for a period of time in excess of such one (l)-year period.

     For purposes of this Lease, the Leasehold Improvements will be considered "substantially completed and ready for occupancy" (or "substantially completed," "ready for occupancy" or other similar use of a phrase including the words "substantially completed" or "ready for occupancy" or a form of either or both) at such time as (a) the Leasehold Improvements will have been substantially completed in substantial accordance with the Final Leasehold Improvement Plans (including, without limitation, the substantial completion of restrooms and hallways on the fourth Floor in substantial accordance with the Base Building plans therefor), and (b) the municipality having jurisdiction thereof issues a certificate of occupancy permitting Tenant to occupy the Premises, or takes such other action as may be customary to permit occupancy or use thereof, provided, however, that neither the aforesaid substantial completion, nor the issuance of a certificate of occupancy or such other action as may be customary to permit occupancy or use thereof, will be a condition to the achievement of "substantial completion and ready for occupancy," or will be a condition to payment of. Rent or commencement of the Term, if any delay or failure to achieve the aforesaid substantial completion or to secure such certificate or action is caused by the act or neglect of Tenant or its contractors, agents or employees. In the event that any such act or neglect causes a delay or failure of the aforesaid substantial completion or the issuance of any such certificate or the taking of any other such action, such substantial completion will be considered to have been achieved, and such certificate or action will be considered to have bean issued or taken, on the date on which it would have been issued or taken in fact, but for such act or neglect.

     Within ten (10) days after the substantial completion of the Leasehold improvements, Tenant's Architect will prepare and submit to Landlord a proposed "punch list" of items yet to be completed. Based upon such proposed punch list, Landlord and Tenant, acting in good faith, will agree on the final punch list items. Landlord will use its reasonable commercial efforts to complete all such punch list items, without materially adversely affecting Tenant's conduct of its business in the Office Space, as soon as practicable thereafter, subject to Excused Delays.

     Section 4.6 Repair and Maintenance. Except as expressly provided in this Lease (including, without limitation, the one (l)-year guaranty against defective items occasioned by poor workmanship and/or materials under Section
4.5 hereof and the obligation to complete incomplete items under Section 4.8 hereof), Tenant, from and after the Lease Commencement Date, will have and hold the Premises as the same will then be, without any liability or obligation on the part of Landlord for making any alterations, improvements or repairs of any kind in or about the Premises for the Term. Tenant will maintain The Premises and all parts thereof in a good and sufficient state of repair as required by the provisions of this Lease.

     Section 4.7 Delayed or Earlier Possession; Pre-Lease Commencement Date Access.

     (a) If Landlord will be unable to give possession of the Premises, or any portion thereof, on the date specified therefor herein because the construction of the Building or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Landlord will not be subject to any claims, damages or liabilities for the failure to give possession on such date. Under such circumstances, except as provided in Section 4.5 hereof, the Rent reserved and the covenants to pay the same will not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier. Failure to give possession on the date specified therefor herein will in no way affect the validity of this Lease or the obligations of Tenant hereunder, but the expiration date of the Term will be extended by the number of days after June 1, 2000, that possession by Tenant is so delayed. If Tenant is given and accepts possession of the Premises on a date earlier than the date above specified for commencement of the Term, then the Rent reserved herein and all covenants, agreements and obligations herein and the Term will commence on the date that possession of the Premises is given to Tenant, and the expiration date will remain as originally anticipated (i.e., will not be moved to an earlier date).

     Promptly following Landlord's request, the parties will execute and deliver to one another a written declaration confirming the actual Lease Commencement Date and the actual date for the expiration of the Term. Such declaration will be in a form reasonably designated by Landlord.

     (b) It is anticipated that the Office Space will be substantially completed and ready for occupancy in accordance with the terms, provisions and conditions of this Lease by June 1, 2000, or such later date as may be required in the event of one or more Excused Delays ("Scheduled Commencement Date"). In the event that the Office Space is not substantially completed and ready for occupancy by the date which is thirty (30) days after the Scheduled Commencement Date, or such later date as may be required in the event of one or more Excused Delays ("Delayed Scheduled Commencement Date"), then all Base Rent hereunder will abate for one (1) day for each day from the Delayed Scheduled Commencement Date to the actual Lease Commencement Date (i.e., the date on which the Office Space is substantially completed and ready for occupancy hereunder). Anything in this Lease to the contrary notwithstanding, except as expressly provided in this Section 4.7(b), Landlord will not be liable for any direct, indirect, special or consequential damages resulting from any delay in the scheduled Lease Commencement Date.

     (c) Subject to this Section 4.7(c), beginning on or about the date which is one (1) week prior to the date on which Landlord anticipates that the Leasehold Improvements will be substantially completed (the exact date to be specified in a written notice from Landlord to Tenant not less than five (5) days prior to such specified date and subject to Excused Delays), Tenant will be allowed access to the Office Space (provided that such access is permitted by all applicable governmental authorities having jurisdiction) to install its demountable workstations and office partitions, and telephone and computer wiring systems (with loose furniture, file cabinets and the like not to be delivered or installed until after the Lease Commencement Date). The access to the Office Space to be afforded to Tenant pursuant to this Section 4.7(c) is hereinafter referred to as "Pre-Lease Commencement Date Access." Anything in this Section 4.7(c) to the contrary notwithstanding in connection with the Pre-Lease Commencement Date Access, (i) Tenant will not interfere with the completion of construction of the Building, the Leasehold Improvements or any other tenant or other improvements in the Building or the Office Complex, or occasion any labor dispute as a result of such installations; and (ii) Tenant does hereby agree to assume all risk of loss or damage to its furniture, systems and equipment, and to any and all other personal property of Tenant or its contractors, subcontractors, agents and employees, and to indemnify, defend and hold harmless Landlord, and its officers, directors, shareholders, employees, contractors and agents, from any loss or damage to such furniture, systems, equipment, and other personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations, except for liability, loss or damage caused by Landlord's gross negligence or willful misconduct Landlord may, at any time, suspend Tenant's rights to the Pre-Lease Commencement Date Access in the event that Landlord determines that such access or any work being performed by or for Tenant is unreasonably interfering with the construction of the Building, the Leasehold Improvements or any other tenant or other improvements in the Building or the Office Complex, is creating security or safety risks, or is otherwise not in conformance with the conditions of this
Section 4.7. Beginning on the date on which Tenant commences any activities under its right to Pre-Lease Commencement Date Access, and continuing through the day before the Lease Commencement Date, Tenant will contribute to the payment of the utility charges at the Premises, if such charges are higher than would customarily be the case for contractors performing the construction of the Building or the Leasehold Improvements, or otherwise would have been the case, in the absence of such work by or for Tenant. The parties will cooperate to arrive at an equitable allocation of any such charges. Such allocation will be generally designed to result in Tenant's paying that portion of such utility charges attributable to Tenant's activities at the Premises.

     (d) Landlord has informed Tenant of the probability, if Tenant, or any of its contractors, subcontractors, sub-subcontractors, employees or agents, should use or employ non-union labor in connection with any work performed pursuant to this Lease (including, without limitation, this Section 4.7 and Section 8.1 hereof), that such use may occasion labor disputes, work stoppages or other delays or difficulties in Landlord's construction of the Building and the Leasehold Improvements, Landlord's management of the Office Complex, or the fulfillment of other obligations of Landlord under this Lease and under other leases with respect to the Office Complex. Accordingly, and anything in this Lease to the contrary, notwithstanding, (i) neither Tenant, nor any of its contractors, subcontractors, sub-subcontractors, employees or agents, will use or employ non-union labor; (ii) Landlord will not be liable or responsible for any delays in the performance of the construction of the Building or the Leasehold Improvements, or in any other obligations of Landlord hereunder, which may result from any such use or employment of non-union labor; and (iii) Tenant will indemnify, defend and hold harmless Landlord, and its officers, directors, shareholders, employees and agents, from and against any and all losses, costs, claims and other damages arising out of or in connection with the use or employment of non-union labor, including, without limitation, costs relating to delays in Landlord's prosecution of its work at the Office Complex (whether for Tenant or for other tenants of the Office Complex) and reasonable attorneys' fees and costs.

     (e) Anything in this Section 4.7 to the contrary notwithstanding, Tenant will not commence the conduct of any business from the Premises until the Lease Commencement Date.

     (f) As set forth in this Article 4, in order for Landlord to achieve various scheduled delivery dates (e.g., the scheduled Lease Commencement Date, the scheduled date for the delivery of Pre-Lease Commencement Date Access, and the like), Tenant will be required to provide certain definitive information, documentation or other materials on certain specific dates (e.g., the delivery of the Final Leasehold Improvement Plans on the date set forth in Section 4.1(b) hereof). In order to facilitate various scheduling activities in connection with the construction of the Leasehold improvements, certain scheduled delivery and other so-called milestone dates with respect to activities required in connection with the construction of the Leasehold Improvements (together, "Milestone Dates") are set forth on Exhibit D attached hereto and made a part hereof. However, anything in this Section 4.7(f), in Exhibit D or elsewhere in this Lease to the contrary notwithstanding, (i) those Milestone Dates which are set forth in Exhibit D, but which are not otherwise specifically set forth or addressed in this Lease, are estimated dates only, and neither Landlord nor Tenant will be bound with respect thereto; and (ii) with respect to such Milestone Dates which are set forth in Exhibit D and which are also specifically set forth or addressed in this Lease, in the event of any conflict or ambiguity between the terms and conditions of this Lease and the terms and conditions of Exhibit D with respect thereto, the terms and conditions of this Lease will govern and control. For all purposes under this Lease, any failure or delay of Tenant, or those acting for or under Tenant, to satisfy any of the Milestone Dates which are specifically set forth or addressed in this Lease (e.g., the date by which Tenant is to have delivered Final Leasehold Improvement Plans) will be an act or neglect of Tenant, regardless of whether such failure or delay preceded the date of the execution of this Lease. Landlord's execution of this Lease notwithstanding any such pre-existing failure or delay will not be considered to be an acquiescence therein or waiver thereof by Landlord.

     Section 4.8 Effect of Possession. If and to the extent applicable hereunder and subject to Section 4.5 hereof, the acceptance of possession by Tenant will be deemed conclusively to establish that the Premises, and all other improvements of the Office Complex required to be constructed by Landlord for use thereof by Tenant hereunder, have been completed at such time to Tenant's satisfaction and in conformity with the provisions of this Lease in all respects. Tenant acknowledges that, except as provided in Section 4.5 hereof, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Office Complex, or any portion thereof, or with respect to the suitability or fitness thereof for the conduct of Tenant's business, or for any other purpose.

     Section 4.9 Use. The Premises will be used for general office purposes, and for carrying on such activities as may be incidental thereto; provided, however, Tenant may not use or occupy the Premises, or permit the Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy or permit affecting the same, or which would cause structural injury to the Building or the Premises, or any portion thereof, or cause the value or usefulness of the Building or the Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted) or which would constitute a private or public nuisance or waste. Among other things, Tenant will not permit its employees, licensees or invitees to exceed the Parking Capacity of the Parking Garage or the Parking Area (if any), based on the RSF of the Office Space. Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

     Section 4.10 Compliance with Environmental Laws. Tenant will not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials in, on or around the Premises or the Office Complex, or any portion thereof or in the vicinity thereof. Tenant will not allow the storage or use of such substances or materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Office Complex any such materials or substances, except such substances or materials as are customarily used in a general office, and then only after written notice is given to Landlord of the identity of such substances or materials (but still subject to applicable law and the aforesaid standards). Without limitation, hazardous substances and material will include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., the Illinois Environmental Protection Act, as amended, 415 ILCS 5/11 to 5/33 et seq., and any other applicable federal, state or local laws and the regulations adopted under these acts. If any lender or governmental agency will ever require testing to ascertain whether there has been any release of hazardous materials, then the reasonable costs thereof will be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises or relates to activities conducted on the Premises or to Tenant's possession of the Premises. In addition, Tenant will execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises or the Office Complex. In all events, Tenant will indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The aforesaid covenants will survive the expiration or earlier termination of the Term.

     Section 4.11 Landlord's Environmental Covenants. Landlord hereby covenants that, to Landlord's actual knowledge, Landlord will not incorporate into the Leasehold Improvements, or otherwise generate, store or release on, in, above or below the Property, the Office Complex, the Building, the Premises, or any portion thereof, any asbestos or other hazardous substances or materials (as such term is defined in Section 4.10 hereof), except in accordance with applicable law. For purposes of this Section 4.11, Landlord's actual knowledge will mean the actual knowledge, without further investigation, of the Vice President and General Manager of Real Estate of Opus North Corporation, or the Senior Real Estate Director, Office, of Opus North Corporation.

                                    ARTICLE 5
                                    SERVICES

     Section 5.1 Services Provided by Landlord. Subject to the provisions of
Article 2 hereof, Landlord will provide the following services, in a manner consistent with those provided in other first-class office facilities in the so-called "East-West Corridor" in DuPage County, Illinois, on all days excepting Saturdays, Sundays and those holidays set forth on Exhibit E attached hereto and made a part hereof ("Holidays"), and as otherwise stated (the cost of which services, except as otherwise provided herein, will be included among the Operating Expenses):

     (a) Nightly janitorial services Monday through Friday in and about the Premises and the common areas of the Building, all as generally described on Exhibit F attached hereto and made a part hereof.

     (b) All electric lighting bulbs and tubes and all ballasts and starters within the Premises will be replaced by Landlord at the reasonable expense of Tenant and will be paid by Tenant upon receipt of invoice from Landlord as Rent.

     (c) Heat, ventilating and air conditioning from 7:00 a.m. to 7:00 p.m., Monday through Friday (other than Holidays), and from 8:00 a.m. to 1:00 p.m. on Saturdays (other than Holidays), subject to matters beyond Landlord's reasonable control. During other hours, Landlord will provide such additional amounts of heating, ventilating and air conditioning upon a reasonable advance notice from Tenant to Landlord, which advance notice will not be later than 3:00 p.m. on the day on which such additional service is requested (or 3:00 p.m. on the business day before a Saturday, Sunday or Holiday). Tenant, upon presentation of a bill therefor, will pay Landlord for such service on an hourly basis at such prevailing rates as reasonably established by Landlord from time to time. If such extended service is not a continuation of that furnished during regular business hours as described above, Tenant will pay for a minimum of three (3) hours of such service.

     (d) Hot and cold water from the regular building outlets for lavatory and drinking purposes.

     (e) Passenger elevator service in common with other tenants to be provided by five (5) automatic elevators, one of which is a "swing" elevator for use also as a freight elevator. Landlord will have the right to restrict the use of elevators for freight purposes to the "swing" freight elevator and to hours to be determined by Landlord. Landlord will have the right to limit the number of elevators to be in operation on Saturdays, Sundays and Holidays.

     (f) Maintenance in good order, condition and repair of the Parking Garage and the Parking Area (if any), and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Landlord will keep and maintain the landscaped area, the Parking Garage and the Parking Area (if any) in a neat, orderly and reasonably well-lit condition. The Executive Parking Area of the Parking Garage will include a controlled access system. Landlord reserves the right to designate areas of the Parking Garage and the Parking Area (if any) where Tenant, and its agents, employees, licensees and invitees, will park, and may exclude Tenant, and its agents, employees, licensees and invitees, from parking in other areas as designated by Landlord; provided, however, that Landlord will not be liable to Tenant for the failure of any tenant, or its employees, agents, licensees and invitees, to abide by Landlord's designations or restrictions. Tenant, and its employees, agents, licensees and invitees, will not be permitted to use more spaces in the Parking Garage or the Parking Area (if any) than those attributable to the Premises pursuant to the Parking Capacity, and the use of all parking spaces in the Parking Garage and the Parking Area (if any) will be subject to such reasonable rules and regulations as Landlord may from time to time institute. Further, Landlord may reserve parking spaces in the Parking Area in a location from time to time designated by Landlord, for the exclusive use of visitors to the Building and other tenants in the Building (and their respective employees, licensees and invitees).

          Landlord will also maintain in good, clean order, condition and repair, and will perform and make all reasonably necessary maintenance, repairs and replacements to, all of the structural components of the Building, and the common areas and common building systems of the Building.

     (g) Subject to the Building Rules and Regulations to which reference is made in Section 16.19 hereof and other reasonable security restrictions, and except for matters beyond Landlord's reasonable control, access to the Building, the Parking Garage, the Parking Area (if any) and the Premises on a 24 hours per day, 7 days per week and 365 days per year basis.

     (h) The Deli for the use of, among others, Tenant's employees and invitees.

     (i) The Fitness Center for the use of, among others, Tenant's employees. There will be no on-site director or other staff for the Fitness Center, and the use thereof will be on a first come, first serve basis, depending on the availability of equipment and other facilities therein. There will be no separate charge for the use of the Fitness Center.

     (j) Security on a 24 hours per day, 7 days per week and 365 days per year basis; provided, however, that Landlord will not be liable for any lack of security in respect to the Office Complex whatsoever.

     (k) Fiber optics to the Building's "NET POP" and available for Tenant's distribution (at its sole cost and expense) to the Premises.

     Section 5.2 Tenant's Utility Services. Tenant will be solely responsible for the direct payment of all utilities which are separately metered or separately charged (electric, natural gas, telephone, cable television and any other special utility requirements of Tenant), if any, to the Premises or to Tenant, and will make such payments to the respective utility companies prior to delinquency. Such amounts will not be included as Operating Expenses.

     Section 5.3 Other Provisions Relating to Services. No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies, or other causes will be deemed an eviction or disturbance of Tenant's use and possession, or render Landlord liable for damages, by abatement of rent or otherwise, or relieve Tenant from any obligation herein set forth; provided, however, that in the event of any interruption in, or temporary stoppage of, utility services to the Premises, which interruption or stoppage is within the reasonable control of Landlord and which also continues for ten (10) consecutive business days, then all Base Rent, Operating Expenses and Real Estate Taxes, with respect to that portion of the Office Space which is rendered untenantable as a result of such interruption or stoppage, will thereafter abate until such services are re-instituted or the interruption or stoppage is no longer within Landlord's reasonable control. In no event will Landlord be required to provide any heat, ventilating, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the aforesaid standards for utilities and services.

     Section 5.4 Effects on Utilities. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in or about the Premises which will cause any substantial noise or vibration or which will increase the amount of electricity or water, if any, usually furnished or supplied for use of the Premises as general office space. Tenant will not connect with electric current or water pipes, except through existing electrical or water outlets already in the Premises, any apparatus or device for the purposes of using electric current or water.

                                    ARTICLE 6
                                    INSURANCE

     Section 6.1 Landlord's Casualty Insurance Obligations. Landlord will keep the Office Complex insured for the benefit of Landlord in an amount equivalent to the full replacement value thereof (excluding foundation, excluding and excavation costs) against:

     (a)  loss or damage by fire; and

     (b) such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality, of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion, and such other coverage as may be deemed necessary by Landlord, providing such additional coverage is obtainable and providing such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex.

These insurance provisions will in no way limit or modify any of the obligations of Tenant under any provision of this Lease. Landlord agrees that such policy or policies of insurance will permit releases of liability as provided herein and/or waiver of subrogation clause as to Tenant, and Landlord waives, releases and discharges Tenant from all claims or demands whatsoever which Landlord may have or acquire arising out of damage to or destruction of the Office Complex or loss of use thereof occasioned by fire or other casualty, which claim or demand may arise because of the negligence or fault of Tenant, its agents, employees, customers or business invitees, or otherwise, and Landlord agrees to look to the insurance coverage only in the event of such loss. Notwithstanding the foregoing, Tenant will be obligated to pay the rental called for hereunder in the event of damage to or destruction of the Premises or the Office Complex if such damage or destruction is occasioned by the negligence or fault of Tenant, its agents or employees. Insurance premiums paid for insurance coverage required under this Article 6 by Landlord will be a portion of the "Operating Expenses" described in Article 2 hereof.

     Section 6.2 Tenant's Casualty Insurance Obligations. Tenant will keep all of its machinery, equipment, furniture, fixtures and personal property (including also property under the care, custody, or control of Tenant) which may be located in, upon, or about the Premises insured for the benefit of Tenant in an amount equivalent to the full insurable replacement value thereof against:

     (a)  loss or damage by fire; and

     (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Tenant may deem appropriate or necessary.

Tenant agrees that such policy or policies of insurance will permit release of liability as provided herein and/or waiver of subrogation clause as to Landlord, and Tenant waives, releases and discharges Landlord, and its agents, employees and contractors, from all claims or demands whatsoever which Tenant may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property, and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Landlord, or its agents, employees or contractors, or otherwise, and Tenant agrees to look to the insurance coverage only in the event of such loss.

     Section 6.3 Landlord's Liability Insurance Obligations. Landlord will, as a portion of the Operating Expenses, maintain, if and to the extent that Landlord reasonably deems appropriate, for its benefit and the benefit of its mortgagee and management agent, (a) commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Office Complex, (b) broad form comprehensive boiler and machinery insurance, including, without limitation, business interruption, extra expense and refrigeration coverage, endorsed with joint loss agreement, (c) all-risk property insurance on a replacement cost basis covering the Building and the Office Complex, including loss of rents, business interruption, extra expense coverage and building ordinance coverage and joint loss agreements endorsements,
(d) umbrella liability coverage in excess of the underlying limits of the insurance set for in clause (a) above, (e) worker's compensation and employee liability insurance covering all employees of Landlord performing work in, on or with respect to the Office Complex, and (f) comprehensive automobile liability coverage, also covering hired and non-owned automobiles.

     Section 6.4 Tenant's Liability Insurance Obligations. Tenant will, at Tenant's sole cost and expense but for the mutual benefit of Landlord, its managing agent and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Landlord, its managing agent and Tenant to the limit of not less than Three Million and 00/100ths Dollars ($3,000,000.00) in respect to the injury or death to a single person, and to the limit of not less than Three Million and 00/100ths Dollars ($3,000,000.00) in respect to any one accident, and to the limit of not less than Five Hundred Thousand and 00/100ths Dollars ($500,000.00) in respect to any property damage. Such policies of insurance will be written in companies reasonably satisfactory to Landlord, naming Landlord and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, will be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Landlord that the premium thereon has been paid. At such time as insurance limits required of tenants in office buildings in the area in which the Office Complex is located are generally increased to greater amounts, Landlord will have the right to require such greater limits as may then be customary. Tenant agrees to include in such policy the contractual liability coverage insuring Tenant's indemnification obligations provided for herein. Any such coverage will be deemed primary to any liability coverage secured by Landlord. Such insurance will also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

     Section 6.5 Tenant's Indemnification of Landlord. Tenant agrees to indemnify, protect, defend and hold Landlord and Landlord's shareholders, employees, lender and managing agent harmless from and against any and all claims, costs, liabilities, actions, and damages, including, without limitation, attorneys' fees and costs on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Tenant, or its agents, contractors, employees, invitees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant, or its agents, contractors, employees, invitees or licensees, to any person, firm or corporation occurring during the Term or any renewal thereof, in or about the Premises or Office Complex. In case any action or proceeding be brought against Landlord, or its directors, officers, shareholders, employees, contractors, agents, lenders or managing agents, by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

     Section 6.6 Tenant's Waiver. Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, employees and servants will not be liable, and Tenant waives all claims for damage to property, and business sustained during the Term by Tenant occurring in or about the Office Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office Complex, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Landlord, its agents, employees or servants, or any tenant or occupant of the Building or any other person. This
Section 6.6 will apply especially but not exclusively, to damage caused by aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and will apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or will be caused by or result from other circumstances of a similar or dissimilar nature.

     Section 6.7 Landlord's Deductible and Tenant's Property. Provisions herein to the contrary notwithstanding, in the event any damage to the Office Complex results from any act or omission of Tenant, its agents, employees or invitees, and all or any portion of Landlord's loss is "deductible," Tenant will pay to Landlord the amount of such deductible loss (not to exceed $10,000 per event, except in the case of earthquake or flood, in which case such deductible loss will not exceed $50,000 per event).

     Section 6.8 Tenant's Property. All property in the Office Complex or on the Premises belonging to Tenant, its agents, employees, invitees or otherwise located at the Premises, will be at the risk of Tenant only. Landlord will not be liable for damage thereto or theft, misappropriation or loss thereof, and Tenant agrees to defend and hold Landlord, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property.

     Section 6.9 Increase in Insurance. Tenant will not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect in any other way any fire or other insurance upon the Office Complex or any of its contents, or cause a cancellation of any insurance policy covering the Office Complex or any of its contents. Notwithstanding anything to the contrary contained herein, Tenant will promptly, upon demand, reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article 6, it being understood that such demand for reimbursement will not be Landlord's exclusive remedy.

     Section 6.10 Tenant's Failure to Insure. In the event Tenant fails to provide Landlord with evidence of insurance required under this Article 6, Landlord may, but will not be obligated to, without further demand upon Tenant, and without waiving or releasing Tenant from any obligation contained in this Lease, effect such insurance and Tenant agrees to repay, upon demand, all such sums incurred by Landlord in effecting such insurance. All such sums will become a part of the Additional Rent payable hereunder, but no such payment by Landlord will relieve Tenant from any default under this Lease.

                                    ARTICLE 7
                       CERTAIN RIGHTS RESERVED BY LANDLORD

     Section 7.1 Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set off or abatement of rent:

     (a) To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Office Complex and in the corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

     (b) To reasonably designate, limit, restrict and control any service in or to the Office Complex, including, whom limitation, the designation of sources from which Tenant may obtain sign painting and lettering.

     (c) To retain at all times and to use in appropriate instances keys to all doors within and into the Premises. No locks will be changed without the prior written consent of Landlord.

     (d) To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Office Complex, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of such work, to temporarily close doors, entryways, public spaces, and corridors in the Office Complex and to interrupt or temporarily suspend services and facilities.

     (e) To require that any vending or dispensing machines of any kind in or about the Premises be solely for the use of Tenant's employees and invitees, and be placed so as not to be visible from the exterior of the Office Space.

     (f) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Office Complex and to require all such items to be moved into and out of the Office Complex and the Premises only at such times and in such manner as Landlord will direct in writing.

     (g) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Office Complex other than general office use, including, without limitation, banks, savings and loan associations, restaurants, cafeterias, candy and/or tobacco shops, and other stores selling retail products.

     Section 7.2 Emergency Entry. Landlord and its agents may enter the Premises at any time in case of emergency and will have the right to use any and all means which Landlord may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in the event of an emergency will not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Tenant from the Premises or any portion thereof.

     Section 7.3 Exhibition of Premises. Tenant will permit Landlord and its agents, upon reasonable notice, to enter and pass through the Premises or any part thereof at reasonable times during normal business hours to (a) exhibit the Premises to holders of encumbrances on the interest of Landlord under the Lease and to prospective purchasers, mortgagees or lessees of the Office Complex; and
(b) during the period of twelve (12) months prior to the expiration of the Term, exhibit the Premises to prospective lessees thereof. If during the last month of the Term, Tenant will have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter, and redecorate the same, without abatement of Rent and without liability to Tenant; and such acts will have no effect on this Lease.

     Section 7.4 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease will be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant will fail to pay any sum of money (other than Rent due Landlord) required to be paid by it hereunder or will fail to perform any other act on its part to be performed hereunder, including, without limitation, the failure to commence and complete repairs promptly and adequately, and the failure to remove any liens or otherwise to perform any act or fulfill any obligation required of Tenant under this Lease, Landlord may, but will not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with an administrative charge in the amount of fifteen percent (15%) of any such sums and costs incurred by Landlord if the total thereof is less than or equal to One Thousand and 00/100ths Dollars ($1,000.00), ten percent (10%) of any such sums and costs incurred by Landlord if the total thereof is greater than One Thousand and 00/100ths Dollars ($1,000.00), but less than or equal to Five Thousand and 00/100ths Dollars ($5,000.00), and five percent (5%) of any such sums and costs incurred by Landlord if the total thereof is greater than Five Thousand and 00/100ths Dollars ($5,000.00), plus interest thereon at the Interest Rate accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant, will be payable to Landlord by Tenant as Rent on demand, and Tenant covenants to pay all of the foregoing. Landlord will have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of Tenant's nonpayment of such sums, as in the case of default by Tenant in the payment of Rent to Landlord.

     Section 7.5 Substitution of Office Space. Landlord will have the right at any time during the Term, upon not less than thirty (30) days prior written notice to Tenant ("Substitution Notice"), and effective upon the date set forth in the Substitution Notice, (a) to move Tenant from the original Office Space initially demised hereunder ("Original Office Space"), (b) to furnish Tenant with substitute office space elsewhere in the Building ("Substitute Office Space"), which Substitute Office Space will not contain materially more or materially fewer RSF than the RSF contained in the Original Office Space, but will contain tenure improvements which are reasonably comparable to those contained in the Original Office Space, and (c) to remove and place Tenant in the Substitute Office Space. Landlord's election, if any, to move Tenant to Substitute Office Space in accordance with this Section 7.5 is hereinafter referred to as the "Substitution Election." Automatically upon the effective date set forth in the Substitution Notice, and without the necessity of any further amendment or documentation, (y) all of the terms, provisions and conditions of this Lease will remain in full force and effect and will automatically and conclusively be applicable with respect to the Substitute Office Space, and (z) the Substitute Office Space will conclusively constitute the Office Space and the Premises under this Lease, instead of the Original Office Space.

     If Landlord makes the Substitution Election in accordance with this Section 7.5, then, subject to this Section 7.5, Landlord will, at Landlord's sole cost and expense, cause the physical move, relocation and re-installation of all of Tenant's furniture, equipment (including, without limitation, computer and telephone equipment), files and other personal property and trade fixtures then located in the Original Office Space to the Substitute Office Space, with which move Tenant will cooperate in all reasonable respects. In the alternative, and at the sole election of Tenant, Tenant will came such move, relocation and re-installation, with which Landlord will cooperate in all reasonable respects, in which case, Landlord will reimburse Tenant for the reasonable costs thereof within thirty (30) days after Tenant has delivered to Landlord invoices therefor (together with reasonable supporting documentation). Tenant may elect to cause such move, relocation and re-installation itself by delivering written notice thereof to Landlord within five (5) business days after Landlord's delivery of the Substitution Notice. If Tenant fails to make such election within such five
(5) business day period, then Tenant will be conclusively deemed to have elected to allow Landlord to cause such move, relocation and re-installation as aforesaid.

     Anything in this Section 7.5 or elsewhere in this Lease to the contrary notwithstanding, in the event that Landlord makes the Substitution Election, Landlord will not be liable to Tenant for any loss of business or profits, or for any other loss, damage, claim or cost whatsoever, arising out of or in connection with the

Substitution Election, except as expressly provided in this Section 7.5 with respect to the move, relocation and re-installation of Tenant's furniture, equipment, files, personal property and trade fixtures.

                                    ARTICLE 8
                          ALTERATIONS AND IMPROVEMENTS

     Section 8.1 Procedures for Tenant's Improvements. Tenant will not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as the "Work") without Landlord's prior written consent; provided, however, that any Work which neither costs in excess of Twenty-Five Thousand and 00/100ths Dollars ($25,000.00) nor materially adversely affects the structural, mechanical, heating, ventilating and air conditioning, or electrical systems of the Building may be effected by Tenant without Landlord's prior written consent. Along with any request for Landlord's consent and before commencement of the Work for which Landlord's consent is required hereunder or the delivery of any materials to be used in any such Work. Tenant will furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and an indemnification in such form and amount as may be reasonably satisfactory to Landlord and a performance bond executed by a commercial surety reasonably satisfactory to Landlord, and in an amount equal to such Work and the payment of all liens for labor and material arising therefrom. Tenant agrees to defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with any Work, regardless of whether Landlord's consent is required with respect thereto. All Work requiring Landlord's consent hereunder will be done only by contractors or mechanics reasonably approved by Landlord and at such time and in such manner as Landlord may from time to time reasonably designate. All Work (regardless of whether Landlord's consent hereunder is required with respect thereto) done by Tenant, or its agents, employees or contractors, will be done in such a manner as to avoid labor disputes. Tenant will pay the cost of all Work (including a reasonable charge for Landlord's services and for Landlord's inspection and engineering time), and also the cost of painting, restoring, or repairing the Premises and the Office Complex occasioned thereby. Upon completion of the Work, Tenant will furnish Landlord with contractor's affidavits or unconditional lien releases and full and final waivers of liens, and receipted bills covering all labor and materials expended and used. The Work will comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and will be constructed in a good and workmanlike manner. Tenant will permit Landlord to inspect construction operations in connection with the Work. Tenant will not be allowed to make any alterations, modifications, improvements, additions, or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Landlord's operation of the Office Complex. With respect to Work hereunder which requires Landlord's consent, Landlord, by written notice to Tenant given contemporaneously with such consent, may require Tenant to remove (upon the termination of this Lease) any improvements, additions or installation installed by Tenant in the Premises, and to repair or restore any damage caused by the installation and removal of such improvements, additions, or installations, all at Tenant's sole cost and expense. With respect to Work hereunder which does not require Landlord's consent, Tenant may inquire as to whether Landlord will require the removal thereof upon the termination of this Lease, and Landlord will make such determination promptly following such inquiry. Otherwise, Landlord, by written notice to Tenant given at or prior to termination of this Lease, may require Tenant to remove any improvements, additions or installation installed by Tenant in the Premises at Tenant's sole cost and expense, and repair or restore any damage caused by the installation and removal of such improvements, additions, or installations. However, anything in this Lease to the contrary notwithstanding, if and to the extent that Tenant has installed any improvements or additions which are not at least equivalent to the level of character, quality, design and finish as is described in Exhibit G attached hereto and made a part hereof ("Building Standard"), then at or prior to the termination of this Lease, Tenant will be required, at its sole cost and expense, to remove such improvements and additions and restore the area of the Office Complex in which such improvements and additions had been installed to the Building Standard.

     Section 8.2 Freedom From Liens. Tenant will keep the Premises and the Office Complex free from any liens arising out of any Work performed, material furnished or obligations incurred by Tenant, and will indemnify, protect, defend and hold Landlord harmless from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Tenant. In the event that Tenant will not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord will have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it will deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, will be payable as Additional Rent to Landlord by Tenant on demand with interest at the Interest Rate accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant.

     Section 8.3 Alterations a Part of the Premises. Any additions to, or alterations of, the Premises, except as specified in Tenant's notice to Landlord, will become at once a part of the Premises and belong to Landlord without compensation to Tenant.

                                    ARTICLE 9
                                     REPAIRS

     Section 9.1 Tenant's Repair Obligations. Subject to Article 6 hereof, Tenant will, during the Term, at Tenant's expense, keep the Premises in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other insured casualties excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste on the Premises or in, on, or about the Office Complex, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by Landlord. Tenant, at its sole cost and expense, will promptly repair, replace and restore to Landlord's reasonable satisfaction, all uninsured damage or injury to the Premises, or to the Office Complex, caused by Tenant, or its agents, contractors or employees, (including, without limitation, from Tenants moving furniture, fixtures, equipment or other devices in or out of the Premises or Office Complex, and from Tenant's installation or removal of furniture, fixtures, equipment, devices or other property. All repairs, restorations and replacements will be in quality and class equal to the original work and will comply with all requirements of the Lease.

     Section 9.2 Landlord's Inspection. Landlord, or its employees, agents or contractors, will have the right to enter the Premises at any reasonable time or times for the purpose of inspection, cleaning, repairs, altering, or improving the same; provided, however, that nothing contained herein will be construed as imposing any obligation on Landlord to make any repairs, alterations or improvements which are the obligation of Tenant.

     Section 9.3 Joint Inspection Upon Vacation. Tenant will give written notice to Landlord at least thirty (30) days prior to vacating the Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Premises. In the event of Tenant's failure to give such notice and arrange such joint inspection, Landlord's inspection at or after Tenant's vacation of the Premises will be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration hereunder.

                                   ARTICLE 10
                            ASSIGNMENT AND SUBLETTING

     Section 10.1 General Prohibition; Recapture; Exceptions.

     (a) General Prohibition. Subject to this Section 10.1, Tenant will not, without the prior written consent of Landlord, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant, its agents and employees, Tenant will seek such written consent of Landlord by a written request therefor, setting forth the information described in Section 10.1(b) hereof and such other information as Landlord may deem necessary.

     (b) Recapture. Tenant's aforesaid written notice will (i) advise Landlord of its intention from, on and after a stated date (which will not be fewer than thirty (30) days after date of Tenant's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the Term, and (ii) state the terms on which Tenant intends to make such assignment or sublease. In such event, Landlord will have the right, to be exercised at Landlord's sole option by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice. Any such recapture notice will, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. If Tenant's notice will cover all of the Premises, and Landlord will have exercised its foregoing recapture right, the Term will expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however this Lease be canceled with respect to less than the entire Premises, the Base Rent and Additional Rent will be equitably adjusted by Landlord with due consideration of the size, location, type and quality of the portion of the Premises so remaining after the "recapture," and such Rent will be reduced accordingly from and after the termination date for such portion. This Lease as so amended will continue thereafter in full force and effect. The Rent adjustments provided for herein will be evidenced by an amendment to this Lease executed by Landlord and Tenant. If this Lease will be terminated in the manner aforesaid, either as to the entire Premises or only a portion thereof, to such extent the Term will end upon the appropriate effective date of the proposed sublease or assignment as if that date had been originally fixed in this Lease for such expiration. In the event of a termination affecting less than the entire Premises, Tenant will comply with Article 13 hereof with respect to such portion of the Premises affected thereby.

     (c) Exceptions. Anything in this Section 10.1 or elsewhere in this Lease to the contrary notwithstanding, but subject to Sections 10.6 and 10.8 hereof, Tenant will be permitted to assign or sublease the Premises, or any portion thereof, upon written notice to Landlord not less than ten (10) days prior to such assignment or subletting (unless such prior notice would violate applicable law, in which event Tenant will give such written notice within ten (10) days after the effective date of such assignment or subletting), but without the necessity of Landlord's prior written consent, to (i) any entity directly resulting from a merger or consolidation of Tenant, (ii) any entity succeeding to all or substantially all of the business and assets of Tenant, or (iii) any parent, subsidiary or affiliate of Tenant.

     Section 10.2 Discharge of Commission. In the event of any termination pursuant to this Article 10, Tenant will, at its sole cost and expense, discharge in full any commission which may be due and owing as a result of any proposed assignment or subletting, whether or not the subject portion of the Premises is "recaptured" pursuant thereto and rented by Landlord to the proposed tenant or any other tenant.

     Section 10.3 Right to Recapture Not Exercised. If Landlord, upon receiving Tenant's notice with respect to any such space, will not exercise its right to recapture as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting such space to the party identified in

Tenant's notice (except as provided in Section 10.1 hereof); provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant will pay to Landlord fifty percent (50%) of all profit derived by Tenant from such assignment or subletting, net of all reasonable expenses in connection with such assignment or subletting (including, without limitation, leasehold improvements, brokerage commissions and the like). For purposes of the foregoing, profit will be deemed to include, without limitation, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Tenant under this Lease. If a part of the consideration for such assignment or subletting will be payable other than in cash, the payment to Landlord will be in cash for its share of any non-cash consideration based upon the fair market value thereof.

     Section 10.4 Tenant's Profit Statement. Tenant will and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives will be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord will have the right to make copies thereof. The percentage of Tenant's profit due Landlord hereunder will be paid to Landlord within ten (10) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

     Section 10.5 Tenant's Changes Deemed an Assignment. For purposes of the foregoing, any change in the partners of Tenant, if Tenant is a partnership, or, if Tenure is a corporation, any transfer of any or all of the shares of stock of Tenant by sale, assignment, operation of law or otherwise (other than a sale of Tenant's stock on a public exchange) resulting in a change in the present control of such partnership or corporation by the person or persons owning a majority of such partnership interests or shares as of the date of this Lease, will be deemed to be an assignment within the meaning of this Article 10.

     Section 10.6 Continuing Tenant Liability. Any subletting or assignment hereunder will not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant will continue fully liable thereunder. The subtenant or subtenants or assignee will agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant will deliver to Landlord promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Landlord to any assignment of this Lease or to any subletting of the Premises will not be a waiver of Landlord's rights under this Article 10 as to any subsequent assignment or subletting.

     Section 10.7 Void Transfers. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this
Article 10 will be of no effect and void. Landlord's right to assign its interest in this Lease will remain unqualified. Landlord may make a reasonable charge to Tenant for any reasonable attorneys' fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Tenant.

     Section 10.8 Prohibited Transferees. Anything in this Lease to the contrary notwithstanding, Tenant will not assign its rights under this Lease or sublet all or any part of the Premises to any person or entity which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Office Complex or any office building in the Park.

     Section 10.9 Criteria for Withholding Consent. The consent of Landlord to a transfer, assignment, sublease or other transaction described in Section 10.1 hereof will not be unreasonably withheld,


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

provided that should Landlord withhold its consent for any of the following reasons, which list is not exclusive, such withholding will be deemed to be reasonable:

     (a) Financial strength of the proposed transferee is not at least equal to that of lessees occupying comparable premises in the Office Complex or in other buildings owned or operated by Landlord located in the same metropolitan area as the Office Complex;

     (b) A proposed transferee whose business conducted in the Premises would cause a diminution in the reputation of the Office Complex or the other businesses located therein;

     (c) A proposed transferee whose impact on the common areas or the other occupants of the Office Complex would be disadvantageous, or whose occupancy can reasonably be expected to exceed the Parking Capacity;

     (d) A proposed transferee whose occupancy will require any variation in the terms and conditions of this Lease; or

     (e) A proposed transferee which is a governmental entity or unit, or any agency, department or authority thereof.

                                   ARTICLE 11
                        DAMAGE BY FIRE OR OTHER CASUALTY

     Section 11.1 Tenantable Within 300 Days. If fire or other casualty will render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within three hundred
(300) days from the date of such event, then Landlord will repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such three hundred (300) day period (subject to delays for causes beyond Landlord's reasonable control) and notify Tenant that it will be doing so, such notice to be given within thirty
(30) business days from the date of such damage or destruction, and this Lease will remain in full force and effect, but the Rent for the period during which the Premises are untenantable will be abated pro rata (based upon the portion of the Premises which is untenantable). If Landlord is required to repair the Office Complex and/or the Premises as aforesaid, such work will be undertaken and prosecuted with all due diligence and speed. If Landlord fails to provide the aforesaid notice, this Section 11.1 will nonetheless be applicable.

     Section 11.2 Not Tenantable Within 300 Days. If fire or other casualty will render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within three hundred (300) days from the date of such event, then either party, by notice in writing to the other given within thirty (30) business days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice. If Landlord fails to provide the aforesaid notice, then Section 11.1 hereof will automatically apply.

     Section 11.3 Office Complex Substantially Damaged. In the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within three hundred (300) days thereafter, then at Landlord's option, by written notice to Tenant, given within thirty (30) business days from the date of such damage or destruction, Landlord may terminate this lease effective upon a date within ninety (90) days from the date of such notice to Tenant.

     Section 11.4 Uninsured Casualty. If fire or other casualty will render any portion of the Premises or any material portion of the Office Complex untenantable and the insurance proceeds are not sufficient to make such repair, then Landlord may, by notice to Tenant given within thirty (30) business days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

     Section 11.5 Deductible Payments. If the Premises or the Office Complex is damaged, and such damage is of the type insured against under the fire and special form property damage insurance maintained by Landlord hereunder, the cost of repairing such damage up to the amount of the deductible under such insurance policy (which deductible will not exceed $10,000 per event, except in the case of earthquake or flood, in which case such deductible loss will not exceed $50,000 per event) will be included as a part of the Operating Expenses. If the damage is not covered by such insurance policies and Landlord elects to repair the damage, then Tenant will pay Landlord a pro rata share of the "deductible amount" (if any) under Landlord's insurance policies (not to exceed $10,000 per event, except in the case of earthquake or flood, in which case such deductible loss will not exceed $50,000 per event) based on Tenant's percentage interest of the Premises and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

     Section 11.6 Landlord's Repair Obligations. If fire or other casualty will render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within three hundred (300) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and Landlord does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Office Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Landlord will repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Landlord's reasonable control) and the Rent for the period during which the Premises are untenantable will be abated pro rata (based upon the portion of the Premises which is untenantable). In no event will Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant at Tenant's expense.

     Section 11.7 Rent Apportionment. In the event of a termination of this Lease pursuant to this Article 11, Rent will be apportioned on a per diem basis and paid to the date of the fire or other casualty.

                                   ARTICLE 12
                                 EMINENT DOMAIN

     Section 12.1 Tenant's Termination. If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Tenant's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the Term will cease as of the day possession will be taken by such public authority and Landlord will make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings will belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in such award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Office Complex is taken by public authority under the power of eminent domain, then, at Landlord's option, by written notice to Tenant, given within sixty (60) days from the date possession will be taken by such public authority, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant. Tenant will not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Premises taken cannot in Tenant's reasonable judgment be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Tenant pursuant to clause
(b) hereof); and (b) Tenant cannot secure substantially similar (in Tenant's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease from Landlord in the Office Complex. Any notice of termination will specify the date not less than sixty (60) days after the giving of such notice as the date for such termination.

     Section 12.2 Tenant's Participation. Provisions in this Article 12 to the contrary notwithstanding, Tenant will have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided, however, Tenant will in no event have any right to receive any award for its interest in this Lease or for loss of leasehold. Provisions in this Article 12 to the contrary notwithstanding, in the event of a partial condemnation of the Office Complex or the Premises and this Lease is not terminated, Landlord will, at its sole cost and expense, restore the Premises and Office Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease will be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking.

                                   ARTICLE 13
                              SURRENDER OF PREMISES

     Section 13.1 Surrender of Possession. On the last day of the Term, or on the sooner termination thereof, Tenant will peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as herein provided. Subject to this Section 13.1, on or before the last day of the Term, or the date of sooner termination thereof, Tenant will, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed will be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all abandoned property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord will not be liable for damage, theft, misappropriation or loss thereof and Landlord will not be liable in any manner in respect thereto. Tenant will pay all costs and expenses of such removal, transportation and storage. Tenant will leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Tenant excepted. Tenant will reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal, transportation, or storage of abandoned property and with respect to restoring such Premises to good order, condition and repair. All alterations, additions and fixtures, other than Tenant's trade fixtures and equipment which have been made or installed by either Landlord or Tenant upon the Premises, will remain the property of Landlord and will be, surrendered with the Premises as a part thereof. If the Premises are not surrendered at the end of the Term or sooner termination thereof, Tenant will indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. Tenant will promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and will inform Landlord of combinations on any vaults, locks and safes left on the Premises.

     Within ten (10) days after the Final Leasehold Improvement Plans have been approved by Tenant, Landlord will notify Tenant of which portions of the Leasehold Improvements, if any, must be removed upon the termination of this Lease. With respect to any Work hereunder, Landlord will notify Tenant of which portions thereof, if any, must be removed upon the termination of this Lease in the manner provided in Section 8.1 hereof. Anything in this Section 13.1 or elsewhere in this Lease to the contrary notwithstanding, Tenant will be required to remove only those portions of the Leasehold Improvements and the Work of which Landlord has so notified Tenant, and under no circumstances will Tenant be required to remove carpeting from the Premises.

     Section 12.2 Tenant Retaining Possession. In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Landlord's written consent, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent will be escalated to Landlord's then current base rent for the Premises according to Landlord's then current rental rate schedule for prospective tenants. In the event Tenant remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Landlord's written consent, Tenant will be deemed to be occupying the Premises without claim of right and Tenant will pay Landlord for all costs arising out of loss or liability resulting from delay by Tenant in so surrendering the Premises as above provided and will pay a charge for each day of occupancy an amount equal to double the Base Rent and Additional Rent (on a daily basis) then currently being charged by Landlord on new leases in the Office Complex for space similar to the Premises.

                                   ARTICLE 14
                                DEFAULT OF TENANT

     Section 14.1 Events of Default. The occurrence of any one or more of the following events ("Event of Default" or "Default") will constitute a default and breach of this Lease by Tenant:

     (a) If Tenant fails to pay any Base Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Tenant when and as the same will become due and payable, and such default continues for a period of ten (10) days after written notice thereof given by Landlord to Tenant.

     (b) If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant will not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord will not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (c) If Tenant, by operation of law or otherwise, violates the provisions of Article 10 hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Premises or in the income arising therefrom.

     (d) If Landlord discovers that any financial statement, warranty, representation or other information given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, and any of them, in connection with this Lease, was materially false or misleading when made or furnished.

     (e)  Tenant, by operation of law or otherwise, violates the provisions of
          Section 4.10 relating to compliance with environmental laws.

     (f) If (i) Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease and possession is not restored to Tenant within thirty
          (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection does not constitute an Event of Default and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord will receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder. As used in this subsection, the term "Tenant" will also mean any guarantor of Tenant's obligations under this Lease. If any such Event of Default under this Section 14.1(f) will occur, Landlord, at any time during the continuance of any such Event of Default, may give whiten notice to Tenant stating that this Lease will expire and terminate on the date specified in such notice, and upon the date specified in such notice this lease, and all rights of Tenant under this Lease, including all rights of renewal whether exorcised or not, will expire and terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

     Section 14.2 Landlord's Remedies. Upon the occurrence of an Event of Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord will be entitled to any one or more of the following rights and remedies:

     (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case the Lease will terminate and Tenant will immediately surrender possession of the Premises to Landlord. In such event, Landlord will have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant; all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord will elect to so terminate this Lease, then Landlord will be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

          (i) The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

          (ii) The net proceeds of any reletting affected pursuant to the provisions of Section 14.2 hereof after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

          Tenant will pay such current damages in the amount determined in accordance with the terms of this Section 14.2 as set forth in a written statement thereof from Landlord to Tenant ("Deficiency"), to Landlord in monthly installments on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord will be entitled to recover from Tenant each monthly installment of the Deficiency as the same will arise.

     (b) At any time after an Event of Default and termination of this Lease, whether or not Landlord will have collected any monthly Deficiency as set forth in Section 14.2, Landlord will be entitled to recover from Tenant, and Tenant will pay to Landlord, on demand, as and for final damages for Tenant's default, an amount equal to the difference between the then present value of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the then remaining unexpired portion of the Term (assuming this Lease had not been so terminated), and the then present value of the then aggregate fair and reasonable fair market base rent and additional rent of the Premises for the same period. In the computation of present value, a discount at the rate of six percent (6%) per annum will be employed. If the Premises, or any portion thereof, will be relet by Landlord for the unexpired Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of Rent reserved upon such reletting, will, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Premises so relet during the term of the reletting. Nothing contained in this Section 14.2 or elsewhere in this Lease will limit or prejudice the right of Landlord to prove and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

     (c) Upon the occurrence of an Event of Default by Tenant, Landlord will also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. If Landlord will elect to reenter the Premises, Landlord will not be liable for damages by reason of such reentry.

     (d)  If Landlord does not elect to terminate this Lease as provided in this
          Section 14.2, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

     (e) In the event that Landlord should elect to terminate this Lease and to relet the Premises, it may execute any new lease in its own name. Tenant hereunder will have no right or authority whatsoever to collect any Rent from such Tenant. The proceeds of any such reletting will be applied as follows:

          (i) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including but not limited to storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

          (ii) Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord, in its sole discretion, deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the such Premises and such reletting;

          (iii) Third, to the payment of Rent and other charges due and unpaid hereunder; and

          (iv) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

     The parties hereto will, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or Office Complex, and/or claim or injury or damage. In the event Landlord commences any proceeding to enforce this Lease or the landlord/tenant relationship between the parties or for nonpayment of Rent (of any nature whatsoever) or additional monies due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Landlord will be severed out of the proceeding instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings, instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the shares of each counterclaim or any other claim asserted by Tenant.

     Section 14.3 Written Notice of Termination Required. Landlord will not be deemed to have terminated this Lease and Tenant's right to possession of the leasehold or the liability of Tenant to pay Rent thereafter to accrue or its liability for damages under any of the provisions hereof, unless Landlord will have notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants that the service by Landlord of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Office Complex is located and Tenant's surrender of possession pursuant to such notice will not (unless Landlord elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Tenant) be deemed to be a termination of this Lease or of Tenant's right to possession thereof.

     Section 14.4 Remedies Cumulative; No Waiver. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord will have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease. No waiver by Landlord of a breach of any of the terms, covenants or conditions of this Lease by Tenant will be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of Tenant hereunder will be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver will affect default other than as specified in such waiver. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar acts by Tenant.

     Section 14.5 Legal Costs. Each of Landlord and Tenant will reimburse the other, upon demand, for any costs or expenses incurred by the other in connection with any breach or default of Landlord or Tenant, as the case may be, under this Lease, whether or not suit is commenced or judgment entered. Such costs will include legal fees and costs incurred for the negotiation of a settlement enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action will award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs will be paid by the losing party in such action. Each of Landlord and Tenant will also indemnify the other against and hold the other harmless from all costs, expenses, demands and liability incurred by the other if the other becomes or is made a party to any claim or action (a) instituted by Landlord or Tenant, as the case may be, or by any third party against Landlord or Tenant, as the case may be; (b) for foreclosure of any lien for labor or material furnished to or for Landlord or Tenant, as the case may be, or such other person; (c) otherwise arising out of or resulting from any act or transaction of Landlord or Tenant, as the case may be, or such other person; or (d) necessary to protect the interest of Landlord or Tenant, as the case may be, under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Each of Landlord and Tenant will defend the other against any such claim or action at Landlord's or Tenant's expense, as the case may be, with counsel reasonably acceptable to the other or, at the other's election, Landlord or Tenant, as the case may be, will reimburse the other for any legal fees or costs incurred by the other in any such claim or action.

     In addition, Tenant will pay Landlord's reasonable attorneys' fees incurred in connection with Tenants request for Landlord's consent in connection with any act which Tenant proposed to do and which requires Landlord's consent.

     Section 14.6 Waiver of Damages for Reentry. Tenant hereby waives all claims by Landlord's reentering and taking possession of the Premises or removing and storing the property of Tenant as permitted under this Lease and will save Landlord harmless from all losses, costs or damages occasioned Landlord thereby. No such reentry will be considered or construed to be a forcible entry by Landlord.

                                   ARTICLE 15
                             SUBORDINATION/ESTOPPEL

     Section 15.1 Lease Subordinate. This Lease will be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Building, the Office Complex, the Property, or any portion thereof, by Landlord, its successors or assigns, and to amendments, replacements, renewals and extensions thereof. Tenant agrees at any time hereafter, upon demand, to execute and deliver a subordination, non-disturbance and attornment agreement, in substantially the same form as attached hereto and made a part hereof as Exhibit H, with reasonable modifications thereto, and any other instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Tenant is not in default in the payment of Base Rent, Additional Rent, and the payment of other charges to be paid by Tenant under this Lease, and the performance of all covenants, agreements and conditions to be performed by Tenant under this Lease, then there will be no interference with Tenant's right to quiet enjoyment under this Lease, or with the right of Tenant to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease, as against any lessor, lessee, mortgagee or trustee, or their respective successors or assigns.

     Section 15.2 Attornment. The above subordination will be effective without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article 15, in the event the holder of any mortgage, deed of trust or ground lease will at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or Landlord notifying Tenant to that effect in writing, this Lease will be deemed prior and superior in lien to such mortgage, deed of trust, ground lease, whether this Lease is dated prior or subsequent to the data of such mortgage, deed of trust or ground lease and Tenant will execute such attornment agreement as may be reasonably requested by such holder or landlord.

     Section 15.3 Tenant's Notice of Default. Tenant agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument will have notified Tenant in writing (by the way of a notice of assignment of lease or otherwise) of its address, Tenant will give such mortgagee, ground lessor or trust deed holder or other secured party ("Mortgagee"), simultaneously with delivery of notice to Landlord, by registered or certified mail, a copy of any such notice of default served upon Landlord. Tenant further agrees that such Mortgagee will have the right to cure any alleged default during the same period that Landlord has to cure such default.

     Section 15.4 Estoppel Certificates. Tenant agrees from time to time upon not less than ten (10) days prior written request by Landlord to deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) Landlord is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (d) the amount of monthly rental currently payable by Tenant; (e) the amount of any prepaid rent, and (f) such other matters as may be reasonably requested by Landlord or any mortgagee or prospective purchaser of the Office Complex, or any portion thereof.

     If Tenant does not deliver such statement to Landlord within such ten
(10)-day period, Landlord and any prospective purchaser or encumbrancer of the Premises or the Office Complex may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise, represented by Landlord; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Landlord; (iii) that the certain amounts of the Base Rent and Security Deposit are as represented by Landlord and that any charges made against the Security Deposit are uncontested and valid; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month's Base Rent or other charges have been paid in advance; and (vi) that Landlord is not in default under the Lease. In such event, Tenant will be estopped from denying the truth of such facts.

                                   ARTICLE 16
                                  MISCELLANEOUS

     Section 16.1 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     Section 16.2 Memorandum of Lease. No Memorandum of this Lease may be recorded by Tenant without the prior written consent of Landlord.

     Section 16.3 Joint and Several Liability. All parties signing this Lease as Tenant will be jointly and severally liable for all obligations of Tenant.

     Section 16.4 Broker. Tenant represents that Tenant has dealt directly with and only with CB Richard Ellis, L.L.C., as broker, in connection with this Lease and that insofar as Tenant knows, no other broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's successors and assigns, with respect to any claim by any person or entity, other than CB Richard Ellis, L.L.C., claiming to have been engaged by Tenant, or by anyone claiming by, through or under Tenant, so as to become entitled to any such fee or commission.

     Section 16.5 Notice. All notices, demands and requests will be in writing, and will be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service addressed as follows:

          (a)  If addressed to Tenant:

               Vitria Technology, Inc.
               945 Stewart Drive
               Sunnyvale, California 94086
               Attn: Chief Financial Officer

          (b)  If addressed to Landlord:

               c/o Opus North Corporation
               Suite 900, Orchard Point
               9700 Higgins Road
               Rosemont, Illinois 60018
               Attn: President

               with a copy to:

               Opus Corporation
               10350 Bren Road East
               Minnetonka, Minnesota 55343
               Attn: Legal Department

               and with a copy to:

               AEW Partners II, L.P.
               c/o AEW Capital Management, L.P.
               225 Franklin Street
               Boston, Massachusetts 02110-2803
               Attn: General Counsel

               and with a copy to Mortgagee (if any), subject to Section 15.3 hereof or at such other address as Landlord and Tenant may hereafter designate by written notice. The effective date of all notices will be the time of mailing such notice or the date of delivery to a commercial overnight courier service.

     Section 16.6 Landlord's Agent. All rights and remedies of Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including, without limitation, those set forth in Article 14 hereof, may be commenced and prosecuted to final judgment and execution by Landlord in its own name or in the name of its agent.

     Section 16.7 Quiet Possession. Landlord covenants and agrees that Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, will lawfully and quietly hold, occupy and enjoy the Premises during the Term.

     Section 16.8 Successors and Assigns. The covenants and agreements herein contained will bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

     Section 16.9 Severability. If any term or provision of this Lease will to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease will not be affected thereby, but each term and provision of this Lease will be valid and enforced to the fullest extent permitted by law. This Lease will be construed and enforced in accordance with the laws of the state in which the Premises are located.

     Section 16.10 No Abandonment or Waste. Tenant covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or Office Complex and Tenant further covenants that it will not vacate or abandon the Premises during the Term.

     Section 16.11 Transfers by Landlord. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned will be limited to mean and include only the owner or owners of the Office Complex at the time in question, and in the event of any transfer or transfers or conveyances the then guarantor will be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord will be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

     In the event of a sale or conveyance by Landlord of the Office Complex or any part of the Office Complex, the same will operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which will be personally obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease.

     Section 16.12 Delivery of Documents and Information. Tenant will, without charge to Landlord, at any time and from time to time within thirty (30) days after written request by Landlord, deliver to Landlord copies, certified by Tenant's chief financial officer, of Tenant's audited financial statement for the then most recently ended fiscal year of Tenant, and for the preceding two fiscal years, including the certification of its auditor and any and all auditors' notes thereto, and the similar financial statement of any and all guarantors of Tenant's obligations under this Lease. The aforesaid financial statements will include, without limitation, Tenants (and, if applicable, its guarantors) balance sheet, income statement, cash flow statement, statement of sources and uses and such other statements reasonably requested by Landlord. Landlord will use its reasonable commercial efforts to limit the number of times it requests the information described in this Section 16.12 to not more than two times during any single year during the Term.

     Section 16.13 Headings. The marginal or topical headings of the several articles and sections are for convenience only and do not define, limit or construe the contents of such articles and sections.

     Section 16.14 Written Agreement. All preliminary negotiations are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

     Section 16.15 Modifications or Amendments. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Landlord from Tenant or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises will reinstate, continue or extend the Term or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

     Section 16.16 Landlord Control. Landlord will have the right to close any portion of the building area or land area to the extent as may, in Landlord's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Landlord will at all times have full control management and direction of the Office Complex, subject to the rights of Tenant in the Premises, and Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Office Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Office Complex, and to change the name, address, number or designation by which the Office Complex is commonly known. No implied easements are granted by this Lease. In exercising its rights under this
Section 16.16, Landlord will use its commercially reasonable efforts to minimize any disturbance to Tenant's use of the Office Space.

     Section 16.17 Utility Easements. Tenant will permit Landlord (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, designees, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Office Complex. In exercising its rights under this Section 16.17, Landlord will use its commercially reasonable efforts to minimize any disturbance to Tenant's use of the Office Space.

     Section 16.18 Not Binding Until Properly Executed. Employees or agents of Landlord have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Landlord and by Tenant. Tenant confirms that Landlord and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability will be asserted by Tenant against Landlord for, and Landlord will not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which Section 16.19 of this Article will prevail, can be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord will alter, change or modify any of the provisions hereof.

     Section 16.19 Building Rules and Regulations. Tenant will perform, observe and comply with the Building Rules and Regulations of the Office Complex as set forth in Exhibit I attached hereto and made a part hereof, with respect to the safety, care and cleanliness of the Premises and the Office Complex, and the preservation of good order thereon, and, upon written notice thereof to Tenant, Tenant will perform, observe, and comply with any changes, amendments or additions thereto as from time to time will be established and deemed advisable by Landlord for tenants of the Office Complex. Landlord will not be liable to Tenant for any failure of any other tenant or tenants of the Office Complex to comply with such Building Rules and Regulations; provided, however, that such Rules and Regulations will be applied and enforced in a uniform and non-discriminatory manner with respect to all tenants of the Building. Anything in this Lease or in the Rules and Regulations to the contrary notwithstanding, in the event of any conflict between the provisions of this Lease and the provisions of the Rules and Regulations, the provisions of this Lease will govern and control.

     Section 16.20 Compliance with Laws and Recorded Covenants. Tenant will not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant will, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant will use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Office Complex as of the commencement of the Lease or which are recorded during the Term.

     Section 16.21 Obligations Survive Termination. All obligations of either Landlord or Tenant hereunder not fully performed as of the expiration or earlier termination of the Term will survive the expiration or earlier termination of the Term, including, without limitation, all payment obligations of Tenant with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

     Section 16.22 Tenant's Waiver. Any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord will be deemed waived unless such claim is asserted by written notice thereof to Landlord within sixty (60) days of commencement of the alleged default or of accrual of the cause of action and unless suit be brought thereon within six (6) months subsequent to the accrual of such cause of action. Furthermore, Tenant agrees to look solely to Landlord's interest in the Office Complex for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, will never be personally liable for any such judgment.

     Section 16.23 Tenant Authorization. Tenant will furnish to Landlord promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Landlord evidencing the due authorization of Tenant to enter into this Lease.

     Section 16.24 No Partnership or Joint Venture. This Lease will not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

     Section 16.25 Tenant's Obligation to Pay Miscellaneous Taxes. Tenant will pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishing, equipment and all other personal property of Tenant located in the Premises, and when possible, Tenant will cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's trade fixtures, furnishings, equipment or other personal property, or Tenant's occupancy of the Premises, will be assessed and taxed with the property of Landlord, Tenant will pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's personal property.

     Section 16.26 Prohibited Signs. Except as expressly provided herein, Tenant will not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises, except as specifically approved in writing by Landlord. Tenant further agrees to maintain any such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Tenant agrees at Tenant's sole cost, that any Tenant sign will be maintained in strict conformance with Landlord's sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation.

     Section 16.27 Exhibits. The following are made a part hereof, with the same force and effect as if specifically set forth herein:

     (a)  Legal Description of Property-- Exhibit A

     (b)  Site Plan-- Exhibit B

     (c)  Floor Plan-- Exhibit C

     (d)  Milestone Dates--Exhibit D

     (e)  Holidays-- Exhibit E

     (f)  General Description of Janitorial Services-- Exhibit F

     (f)  General Description of Building Standard-- Exhibit G

     (g) Form of Subordination, Non-Disturbance and Attornment Agreement-- Exhibit H

     (h)  Building Rules and Regulations-- Exhibit I

                                   ARTICLE 17
                                 OPTION TO RENEW

     Section 17.1 Option to Renew. Tenant will have the right, to be exercised as hereinafter provided, to extend the Term for up to one (1) period of five (5) years ("Renewal Term"), upon the following terms and conditions and subject to the following limitations:

     (a) As of the respective times hereinafter set forth for the exercise of such renewal option, this Lease will be in full force and effect and there will be no Event of Default under this Lease; provided, however, that Landlord will have the right, in its sole discretion, to waive any such condition regarding an Event of Default.

     (b) With respect to the Renewal Term, if any, the Premises will be leased to Tenant on an "as is" basis, and the Renewal Term will be upon the same terms, provisions and conditions contained in this Lease, except that (subject to this Section 17.1(b)) the annual Base Rent for the Renewal Term will be equal to the Fair Market Rental Value (as such term is defined in Section 17.3 hereof, as determined with respect to the Renewal Term pursuant to Section 17.3 hereof. Further, such Base Rent will commence on the first day of the Renewal Term, and will continue on the first day of each and every month thereafter for the next succeeding months during the balance of the Renewal Term. If the Renewal Term commences on a date other than the first day of a calendar month, or ends on a date other than the last day of a calendar month, monthly rent for the first month of the Renewal Term or the last month of the Renewal Term will be prorated based upon the ratio that the number of days in the Renewal Term within such month bears to the total number of days in such month. Anything in this Lease to the contrary notwithstanding, the Base Rent during the Renewal Term will not be less than the Base Rent in effect during the last Lease Year of the Initial Term.

     Section 17.2 Renewal Term Election Procedure. In the event that Tenant desires to exercise its option with respect to the Renewal Term, it will provide written notice thereof to Landlord ("Tenant's Renewal Inquiry Notice") on or before the date which is twelve (12) months prior to the end of the Initial Term. Following Tenant's delivery of Tenant's Renewal Inquiry Notice, the Fair Market Rental Value with respect to the Renewal Term will be determined in accordance with the procedures set forth in Section 17.3 hereof. Then, within thirty (30) days after the determination of the Fair Market Rental Value, but in no event later than the date which is ten (10) months prior to the end of the Initial Term ("Renewal Exercise Date"), Tenant will notify Landlord, in writing, either that (a) Tenant elects to exercise its option with respect to the Renewal Term, or (b) Tenant elects not so to exercise its option with respect to the Renewal Term. Such written notification is herein referred to as "Tenant's Renewal Election Notice." If Tenant fails so to deliver Tenant's Renewal Election Notice on or before the Renewal Exercise Date, then Tenant will be conclusively deemed to have elected not to have exercised its option with respect to the Renewal Term. If Tenant elects, or is deemed to have elected, not to exercise its option with respect to the Renewal Term, then Tenant's rights with respect to the Renewal Term will automatically terminate and be of no further force or effect.

     Section 17.3 Determination of Fair Market Rental Value. The "Fair Market Rental Value" will be either as Landlord and Tenant will agree or, in the event that Landlord and Tenant cannot agree, as determined by appraisal pursuant to this Section 17.3. In all cases, whether determined by agreement of Landlord and Tenant or determined by appraisal pursuant to this Section 17.3, the Fair Market Rental Value of the Premises will be determined (a) as of the date which is twelve (12) months prior to the commencement of the Renewal Term; (b) assuming that this Lease will continue in full force and effect for an additional five
(5) years from and after the commencement of the Renewal Term, with an annual Base Rent equal to the Fair Market Rental Value, and with terms, provisions and conditions comparable to this Lease; (c) assuming that Tenant is then, and will remain for the balance of such assumed additional five (5)-year term, of the same financial creditworthiness as it is on the day which is twelve (12) months prior to the commencement of the subject Renewal Term; (d) based on renewal rental rates for other properties comparable in quality, size, condition, age and location to the Premises; and (e) based on the permitted use of the Premises hereunder

     Initially, within ten (10) days after Landlord's receipt of Tenant's Renewal Inquiry Notice under Section 17.2 hereof, Landlord and Tenant will meet to negotiate, in good faith, the Fair Market Rental Value of the Premises. If Landlord and Tenant are unable to agree on the Fair Market Rental Value within ten (10) days after Landlord's receipt of Tenant's Renewal Inquiry Notice, then the determination thereof will be determined by appraisal pursuant to this
Section 17.3.

     If Landlord and Tenant are unable to agree on the Fair Market Rental Value within the aforesaid ten (10)-day period, then within five (5) days thereafter, each of Landlord and Tenant will designate an independent M.A.I. appraiser and will notify each other in writing of such designation. Within the next five (5) days, such appraisers will designate a third independent M.A.I. appraiser and will notify Landlord and Tenant in writing of such designation. After their appointment, all three such appraisers will be directed to determine, independently, the Fair Market Rental Value of the Premises in accordance with this Section 17.3. Within twenty (20) days after the designation of the third appraiser, each of the three appraisers will submit its written determination of the Fair Market Rental Value, in accordance with this Section 17.3, to both Landlord and Tenant. If the Fair Market Rental Value determined by any two or all three of such appraisers is identical, then the Fair Market Rental Value for purposes of the Renewal Term will be such identical amount. If the Fair Market Rental Value as determined by each such appraiser is different from the others, but two of such determinations are within five percent (5%) of each other, then the Fair Market Rental Value will be arithmetic mean of such two amounts. In all other cases, the highest and lowest of such determinations will be disregarded, and the Fair Market Rental Value will be equal to the middle (or remaining) determination.

     Landlord will pay all costs associated with the appraiser designated by Landlord; Tenant will pay all costs associated with the appraiser designated by Tenant; and Landlord and Tenant will share equally all costs associated with the third appraiser. All such appraisers will be reputable, independent M.A.I. real estate appraisers, each of whom will be knowledgeable and experienced in the determination of office facility rental rates in the DuPage County, Illinois area.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                                   Landlord:

                                   Opus/AEW Office Development Company,
                                        L.L.C., a Delaware limited liability
                                        company authorized to transact
                                        business in Illinois

                                   By:  AEW Partners II, L.P., a Member

                                   By:  AEW II, L.P., its General Partner

                                   By:  Partners II Holdings, L.P., its
                                        General Partner

                                   By:  AEW II Corporation, its General
                                        Partner


                                        By:  /s/ ILLEGIBLE
                                             -----------------------------
                                        Its: Vice President

                                   By:  Opus North Corporation, a Member


                                   By:  /s/ ILLEGIBLE
                                        -----------------------------
                                   Its: VP/GM

                                        Tenant:

                                        Vitria Technology, Inc., a California
                                        corporation authorized to transact
                                        business in Illinois


                                        By:  /s/  Paul R. Auvil, III
                                             ----------------------------
                                        Its: Chief Financial Officer

                   Exhibit A -- Legal Description of Property

Parcel D in Highland Landmark Assessment Plat No. 1 of Lots 1 through 5, inclusive, of Highland Landmark, a Subdivision of part of the South half of
Section 29, Township 39 North, Range 11, East of the Third Principal Meridian, recorded October 2, 1996 as document R96-162837, in DuPage County, Illinois.

Also known as that part of Lots 1 and 2, described as follows:

Beginning at the Southwesternmost corner of said Lot 1; thence Northerly and Northeasterly along the Northerly line of said Lot 1, the following courses: thence North 08 degrees 32 minutes 00 seconds East, 182.21 feet; thence North 47 degrees 17 minutes 00 seconds East, 280.06 feet; thence North 40 degrees 26 minutes 00 seconds East, 197.70 feet; thence North 42 degrees 12 minutes 05 seconds East, 128.31 feet; thence North 46 degrees 31 minutes 21 seconds East,
509.30 feet to an angle point in said line; thence South 22 degrees 34 minutes 56 seconds East, 71.67 feet to the center line of Highland Parkway; thence Southwesterly and Southerly along said centerline, being a curve concave Easterly, having a radius of 350.00 feet, a chord bearing of South 19 degrees 31 minutes 42 seconds West, a chord distance of 519.30 feet, an arc length of
585.08 feet to a point of tangency; thence South 28 degrees 21 minutes 40 seconds East, along said centerline, tangent to the last described course,
210.06 feet to a point of curvature; thence Southerly along said centerline, being a curve concave Westerly, tangent to The last described course, having a radius of 350.00 feet, a chord bearing of South 14 degrees 10 minutes 50 seconds East, a chord distance of 171.49 feet, an are length of 173.25 feet to a point of tangency; thence South 00 degrees 00 minutes 00 seconds east, along said centerline, tangent to the last described course, 79.22 feet to the South line of said Lot 1; thence North 90 degrees 00 minutes 00 seconds West, along said line, 730.48 feet to an angle point in said line; thence North 76 degrees 26 minutes 40 seconds West, along said line, 84.39 feet to the point of beginning; in Highland Landmark, a subdivision of part of the South half of Section 29, Township 39 North, Range 11, East of the Third Principal Meridian, according to the Plat thereof Recorded November 16, 1990 As Document R90-156555, in DuPage County, Illinois.

Commonly known as:       3010 Highland Parkway, Downers Grove, Illinois 60515

Real Estate Tax No.      06-29-307-004